Exhibit 2.2

                           PURCHASE AGREEMENT, RECEIPT
                             AND ESCROW INSTRUCTIONS
                                                                 August 14, 2002

PENGE CORPORATION located at 1930 Village Center Circle 3, Suite 446, Las Vegas, NV 89134 (hereinafter referred to as "BUYER"), hereby offers and agrees to purchase certain farm real property, residential real property, tangible, intangible and mixed assets attached hereto and incorporated herein by this reference of M7 FARMS, a sole proprietorship; owned by Roger and Barbara Major, together with the stock (the "Stock") of MAJOR TREES, INC. an Arizona corporation wholly owned by Steven Sutherland ("Sutherland") (collectively, the "Assets") upon the terms and conditions hereinafter set forth and as described in the following Exhibit Agreements, all of which are part of and constitute the purchase and sale transactions described herein and therein, and which are incorporated by reference as:
              EXHIBIT "A" Asset Purchase Agreement (M7 Farms)
              EXHIBIT "B" Stock Purchase Agreement (Major Trees, Inc.)
              EXHIBIT "C" Residential Real Property Purchase Agreement
              EXHIBIT "D" Farm Real Property Purchase Agreement
              EXHIBIT "E" Promissory Note and Security Documents
              EXHIBIT "F1" Consulting Agreement (Sutherland)
              EXHIBIT "F2" Consulting Agreement (Major)
              EXHIBIT "GI" Non-Compete Agreement (Sutherland)
              EXHIBIT "G2" Non Compete Agreement (Major)
              EXHIBIT "H" Price Allocation

Roger and Barbara Major and Major Trees, Inc jointly operate the Assets as a Christmas tree farm and tree wholesale business (the "Business") and are hereinafter collectively referred to as "SELLER". M7 Farms is located at 14660
S. Highway 191, Elfrida, Cochise County, Arizona, and Major Trees, Inc. is located at 5120 N. Indian Horse Trail, Tucson, Arizona: This Purchase Agreement, Receipt and Escrow Instructions (the "Escrow Agreement) and all Exhibits A through H shown above (the "Exhibit Agreements"), and all schedules attachments and addenda hereto or thereto are collectively referred to as the "Purchase Agreements."

PURCHASE PRICE: The total purchase price for all the Assets and Stock shall be the sum of One Million, Two Hundred Thousand Dollars and No/100 ($1,200,000.00) (the "Purchase Price"), to be allocated toward residential real property, farm real and personal property, business assets, stock and customer information and as described below, and under the terms and agreements set forth in the Purchase Agreements. The total Purchase Price shall be payable as follows:
         a. $10,000.00 by earnest money deposit (the "Earnest Money") in the form of a company check payable and delivered by Broker to Fidelity National Title Company, Inc. ("Escrow Agent") within 48 hours of BUYER's acceptance hereof. BUYER acknowledges that any check accepted by Broker is subject to collection; and
         b. $140,000.00 to be paid to SELLER, by certified funds, or acceptable alternative, payable at close of escrow; and
         c. $250,000.00 for the farm residence to be paid to the SELLER pursuant to the terms of Exhibit C (Residential Real Property Purchase Agreement) payable at close of escrow; and
         d. $800,000 to be paid to SELLER in the form of a Promissory Note as shown in Exhibit E. Items "a" and "b" above to be paid by BUYER at closing shall be allocated to the Assets in accordance with Exhibit "H" in the following manner: $100,000 to the stock of Major Trees, Inc. and $50,000 to Farm Equipment.

PURCHASE PRICE ALLOCATION: BUYER and SELLER agree that the Purchase Price shall be allocated among the following categories as the parties may mutually agree prior to closing:

         o Approximately 275+/- acres of farmland including all buildings, wells, pumps, irrigation systems and other farm improvements.
         o An approximate 3,900 sq. ft., 6 bedroom residence and separate garage, greenhouse and small pivot irrigation system on 5.0+/- acres.
         o    Inventory/Crops being purchased under this agreement.
         o    Farm Buildings
         o Equipment, Fixtures, other business assets of M7 Farms necessary to continue normal operations of the Business.
         o    All issued and outstanding capital stock of Major Trees, Inc.
         o Non-Compete and Non-Solicitation Agreement from Roger and Barbara Major.
         o    Non-Compete and Non-Solicitation Agreement from Steven Sutherland.
         o    Consulting Agreement of Roger Major.
         o    Consulting Agreement of Steven Sutherland.
         o    Goodwill
BUYER and SELLER are aware of the tax implications which this transaction may create and acknowledge that each must file with the Internal Revenue Services an Asset Acquisition Statement Form 8594.

IT IS HEREBY AGREED, IN ADDITION TO THE TERMS SET FORTH ABOVE, THAT:

1. PURCHASE AGREEMENTS: Upon signing of this Escrow Agreement, BUYER and SELLER agree to open escrow and deposit the Earnest Money with Escrow Agent as set forth in paragraphs 12 and 13 below. Subsequent to the signing of this Escrow Agreement and prior to the closing date, the parties agree to negotiate in good faith to reach mutually acceptable terms and conditions for the Exhibit Agreements "A" through "H", which terms and conditions will be set forth in such Exhibit Agreements. This Escrow Agreement, the Exhibit Agreements, and all addenda or schedules attached hereto and thereto shall be deemed to be, and shall constitute the Purchase Agreements.

2. CLOSING: The closing date for this sale shall be on or before September 16, 2002 (the "Closing" or "Closing Date"). BUYER and SELLER agree that each Exhibit Agreement is contingent upon execution and closing of each other Exhibit Agreement and this sale is contingent upon a simultaneous closing of all Agreements. BUYER and SELLER also agree to a two week extension of the Closing Date or until September 30, 2002 if BUYER deems it necessary.

3. CONTINGENCIES: In addition to any other contingencies set forth herein or in any of the other Purchase Agreements this Agreement and the Exhibit Purchase Agreements are contingent on the following:

         a. BUYER'S Financial Review. This Escrow Agreement, Exhibit Agreements and Schedules hereto are contingent upon BUYERS review and acceptance of the books and records of M7 Farms and Major Trees, Inc. This contingency shall be deemed to have been satisfied unless BUYER provides SELLER with written notice to the contrary by September 16, 2002.
         b. Legal and Tax Review. This Escrow Agreement, Exhibit Agreements and Schedules hereto are contingent upon the review and acceptance by the legal counsel and tax advisors/accountants of the parties within ten (10) days of the signing of each Agreement by all parties. This contingency will be deemed to have been satisfied by all parties unless written notice is given by any party to all other parties prior to the expiration of said ten (l0) days.

         c. BUYER'S Inspection of Assets. This Escrow Agreement, Exhibit Agreements and Schedules hereto are contingent upon the BUYER'S inspection and acceptance of all Assets being sold. This contingency shall be deemed to have: been satisfied unless BUYER provides SELLER with written notice to the contrary by September 16, 2002.

4. INSPECTION AND WARRANTIES: BUYER has the right to perform any and all inspections, investigations, and tests of any and all real property, Assets, and rights included in this sale, including without limitation, SELLER's books and records with respect to the Assets being sold hereunder and the Business and the corporate books and records of Major Trees, Inc. BUYER is relying upon its own judgment and decision in making this offer and in entering into and consummating the purchase and sale of the Assets and Stock hereunder. No warranties, representations, promises or agreements have been made between they parties other than as expressly set forth herein or in the Purchase Agreements, and neither BUYER, SELLER. nor Broker shall be, nor are they bound by any warranties, representations, promises or agreements not set forth herein or in the exhibit agreements. SELLER agrees to cooperate with any request for inspection.

5. PRORATIONS AND CLOSING COSTS: The following items, if applicable, shall be prorated as of the Closing Date: Real Property Taxes, Personal Property Taxes, Utility Bills, Insurance, and Pre-Paid Deposits. SELLERS and BUYERS agree to split the costs associated with closing, including but not limited to BUYERS' and SELLERS' title policies,' house appraisal, EPA inspection, and escrow agent's fees. SELLER agrees to provide a current survey of farm and house (house with approximately 5 acres as required by zoning).

6. CONSULTING: Roger Major and Steven Sutherland agree to provide management advisory and consulting services to BUYER concerning any and all aspects of the Business commencing with the Closing Date as set forth in EXHIBITS "FI" and "F2".

7. NON COMPETE: Roger Major, Barbara Major and Steven Sutherland each agree to sign Non Compete and Non Solicitation Agreements as set forth in EXHIBITS "G1" and "G2".

8. INCORPORATION OF EXHIBITS, SCHEDULES, ATTACHMENTS AND ADDENDA. The undersigned BUYER expressly acknowledges fully reading, understanding and receiving a true copy of this document including, without limitations, all schedules, exhibits, attachments and addenda. The parties understand that all schedules, exhibits, attachments or addenda attached hereto are expressly incorporated herein by reference. As such, a breach of any schedule, exhibit, attachment or addenda hereto is a breach of this Agreement as welt.

9. BREACH: If BUYER shall fail to pay at the Closing (as hereinafter defined plus the two week extension) the balance of cash required to be so paid hereunder or shall otherwise fail to complete the purchase as herein provided, except as otherwise set out in the Purchase Agreements, including without limitation, paragraphs 2, 3 and 4, of this Agreement, and provided that SELLER is not in breach hereof; then SELLER shall have the right to retain the Earnest Money Deposit paid by BUYER as liquidated and agreed damages in lieu of any other remedy that may otherwise be available to SELLER at law or in equity.

10. ARBITRATION: In the event of any dispute arising from the Purchase Agreements, subsequent to the closing of this sale, between the BUYER, SELLER and/or Broker herein, the parties agree to submit the matter to arbitration in accordance with the Commercial Dispute Rules of the American Arbitration

Association (AAA) or with a private arbitrators)The use of a private arbitrator(s) is conditioned upon the parties' agreement thereto in advance of commencing the arbitration claim. If no agreement to the use and choice of a private arbitrator(s) is reached within ten (10) days from written notice by one party to the others of the dispute, the parties shall proceed in accordance with the Commercial Dispute Rules of the AAA If multiple arbitrators are utilized then each party shall choose a single arbitrator and the two so chosen shall choose a third arbitrator. Either party may be represented by legal counsel. The decision of the Arbitrator(s) shall be final and conclusive and the right to appeal is hereby waived. The prevailing party in such action shall be entitled to recover from the non-prevailing party reasonable Attorney's fees incurred, arbitration costs, and all other costs and expenses incurred in connection with the prosecution or defense of such action, and the same shall be included in the arbitrator's award rendered in such action.

11. TIME IS OF THE ESSENCE: Time is of the essence under this Agreement. Any extension of time granted for the performance of any duty under this Agreement shall not be considered an extension of time for the performance of any other duty under this Agreement.

12. EARNEST MONEY: BUYER's Earnest Money hereunder is accepted by Broker, subject to SELLER's executed acceptance of this Escrow Agreement.

13. ESCROW AGENT: To facilitate closing, Fidelity National Title Company, Inc. shall be employed to receive, deposit, and distribute finds for the parties, prepare and obtain execution of escrow instructions, conduct a Lien and Judgment Search and a UCC search, see to the execution and distribution of appropriate documents evidencing the terms and conditions of this sale by and between the respective parties and see to the proper closing of sale, and distribution of funds and to insure the simultaneous closing of this transaction and the real property and Stock sale. BUYER and SELLER each agree to pay one-half (1/2) of the Escrow Agent's fees and expenses relating to this sale.

14. BROKERS FEES: SELLER has engaged Arizona Sunbelt Business Brokers, LLC (hereinafter "Broker") to act as Seller's broker. SELLER shall be solely responsible for payment of Broker's fees.

15. ENTIRE AGREEMENT: This Escrow Agreement, the Exhibit Agreements, and all schedules, attachments, amendments and addenda hereto, constitute the entire agreement and understandings of the parties and cannot be modified except by a writing executed by all of the parties hereto.

DATED AND ACCEPTED this 14th day of August, 2002.

BUYER:
Penge Corporation

By:   KIRK J. FISCHER [HANDWRITTEN]         By:       LORI FISCHER [HANDWRITTEN]
      -----------------------------                   --------------------------
        /s/ KIRK J. FISCHER                           /s/ LORI FISCHER
-----------------------------------         ------------------------------------
             President                        (Title) SECRETARY [handwritten]

SELLER'S ACCEPTANCE
-------------------

Roger Major and Barbara Major, husband and wife, doing business as M7 Farms; Major Trees, Inc., an Arizona corporation, wholly owned by Steven Sutherland hereby accept the foregoing offer and agree to sell the above described assets and stock and to comply with all duties and obligations of the SELLER under the terms and conditions of the foregoing Purchase Agreements. Exhibits, schedules, attachments and addenda referenced therein. SELLER further hereby agrees to pay Broker a commission is the amount specified in SELLER's listing agreement with Broker.

DATED AND ACCEPTED this 15 [HANDWRITTEN] day of August, 2002.

SELLER:

ROGER MAJOR AND BARBARA MAJOR, HUSBAND AND WIFE, DBA M7 FARMS

By:                                         By:
    --------------------------------            --------------------------------
        Roger Major                                 Barbara Major

MAJOR TREES, INC., AN ARIZONA CORPORATION


By: /s/ STEVEN SUTHERLAND 8/15/02
    --------------------------------
       Steven Sutherland
       President


ESCROW AGENT'S ACCEPTANCE
-------------------------

         By its execution below, the Escrow Agent accepts this Agreement as its escrow instructions and acknowledges receipt of the original and/or a copy of this Agreement executed by both SELLER and BUYER, and further acknowledges receipt of BUYER's earnest money deposit. The Escrow Agent agrees to perform in accordance with the terms and provisions of this Agreement.

FIDELITY NATIONAL TITLE AGENCY, INC.

By:                                       Deed:
    --------------------------------            --------------------------------

         Escrow Officer

SELLER'S ACCEPTANCE
-------------------

Roger Major and Barbara Major, husband and wife, doing business as M7 Farms; Major Trees, Inc., an Arizona corporation, wholly owned by Steven Sutherland hereby accept the foregoing offer and agree to sell the above described assets and stock and to comply with all duties and obligations of the SELLER under the terms and conditions of the foregoing Purchase Agreements. Exhibits, schedules, attachments and addenda referenced therein. SELLER further hereby agrees to pay Broker a commission is the amount specified in SELLER's listing agreement with Broker.

DATED AND ACCEPTED this 14TH [HANDWRITTEN] day of August, 2002.

SELLER:

ROGER MAJOR AND BARBARA MAJOR, HUSBAND AND WIFE, DBA M7 FARMS

By:        /s/ ROGER MAJOR                  By:      /s/ BARBARA MAJOR
    --------------------------------            --------------------------------
              Roger Major                              Barbara Major

MAJOR TREES, INC., AN ARIZONA CORPORATION


By:
    --------------------------------
         Steven Sutherland
         President


ESCROW AGENT'S ACCEPTANCE
-------------------------

         By its execution below, the Escrow Agent accepts this Agreement as its escrow instructions and acknowledges receipt of the original and/or a copy of this Agreement executed by both SELLER and BUYER, and further acknowledges receipt of BUYER's earnest money deposit. The Escrow Agent agrees to perform in accordance with the terms and provisions of this Agreement.

FIDELITY NATIONAL TITLE AGENCY, INC.

By:                                       Deed:
    --------------------------------            --------------------------------

         Escrow Officer

                           PURCHASE AGREEMENT, RECEIPT
                             AND ESCROW INSTRUCTIONS

                                                                 August 14, 2002

PENGE CORPORATION located at 1930 Village Center Circle 3, Suite 446, Las Vegas, NV 89134 (hereinafter referred to as "BUYER"), hereby offers and agrees to purchase certain farm real property, residential real property, tangible, intangible and mixed assets attached hereto and incorporated herein by this reference of M7 FARMS, a sole proprietorship; owned by Roger and Barbara Major, together with the stock (the "Stock") of MAJOR TREES, INC. an Arizona corporation wholly owned by Steven Sutherland ("Sutherland") (collectively, the "Assets") upon the terms and conditions hereinafter set forth and as described in the following Exhibit Agreements, all of which are part of and constitute the purchase and sale transactions described herein and therein, and which are incorporated by reference as:
              EXHIBIT "A" Asset Purchase Agreement (M7 Farms)
              EXHIBIT "B" Stock Purchase Agreement (Major Trees, Inc.)
              EXHIBIT "C" Residential Real Property Purchase Agreement
              EXHIBIT "D" Farm Real Property Purchase Agreement
              EXHIBIT "E" Promissory Note and Security Documents
              EXHIBIT "F1" Consulting Agreement (Sutherland)
              EXHIBIT "F2" Consulting Agreement (Major)
              EXHIBIT "GI" Non-Compete Agreement (Sutherland)
              EXHIBIT "G2" Non Compete Agreement (Major)
              EXHIBIT "H" Price Allocation
Roger and Barbara Major and Major Trees, Inc jointly operate the Assets as a Christmas tree farm and tree wholesale business (the "Business") and are hereinafter collectively referred to as "SELLER". M7 Farms is located at 14660
S. Highway 191, Elfrida, Cochise County, Arizona, and Major Trees, Inc. is located at 5120 N. Indian Horse Trail, Tucson, Arizona: This Purchase Agreement, Receipt and Escrow Instructions (the "Escrow Agreement) and all Exhibits A through H shown above (the "Exhibit Agreements"), and all schedules attachments and addenda hereto or thereto are collectively referred to as the "Purchase Agreements."

PURCHASE PRICE: The total purchase price for all the Assets and Stock shall be the sum of One Million, Two Hundred Thousand Dollars and No/100 ($1,200,000.00) (the "Purchase Price"), to be allocated toward residential real property, farm real and personal property, business assets, stock and customer information and as described below, and under the terms and agreements set forth in the Purchase Agreements. The total Purchase Price shall be payable as follows:
         a. $10,000.00 by earnest money deposit (the "Earnest Money") in the form of a company check payable and delivered by Broker to Fidelity National Title Company, Inc. ("Escrow Agent") within 48 hours of BUYER's acceptance hereof. BUYER acknowledges that any check accepted by Broker is subject to collection; and
         b. $140,000.00 to be paid to SELLER, by certified funds, or acceptable alternative, payable at close of escrow; and
         c. $250,000.00 for the farm residence to be paid to the SELLER pursuant to the terms of Exhibit C (Residential Real Property Purchase Agreement) payable at close of escrow; and
         d. $800,000 to be paid to SELLER in the form of a Promissory Note as shown in Exhibit E. Items "a" and "b" above to be paid by BUYER at closing shall be allocated to the Assets in accordance with Exhibit "H" in the following manner: $100,000 to the stock of Major Trees, Inc. and $50,000 to Farm Equipment.

                         ADDENDUM TO PURCHASE AGREEMENT


                Addendum Number:  1        Date: September 10, 2002
                                 ---             ------------------

The undersigned Seller and Buyer hereby amend that certain PURCHASE AGREEMENT RECEIPT AND ESCROW INSTRUCTIONS dated AUGUST 14, 2002 between the following parties:

SELLERS:  Steven Sutherland, Roger Major and Barbara Major
          ------------------------------------------------

BUYER:  Penge Corporation
        -----------------

BUSINESS/PREMISES: Major Trees, Inc., M7-Farms, 14660 S. Highway 191, Elfrida,
                   -----------------------------------------------------------
                   Arizona
                   -------

The following terms, conditions and /or revisions are hereby included as part of the Agreement described above:

1. Promissory Note, Exhibit "E" has been replaced with two (2) Notes described as follows: Promissory Note (Sutherland), Exhibit "El" and Promissory Note (Major), Exhibit "E2".

2. Schedule "1" PRICE ALLOCATION BY CONTRACT is hereby added to and made a part of the Escrow Agreement.

3. Schedule "2" CASH DISTRIBUTION TO SELLERS is hereby added to and made a part of the Escrow Agreement

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

All other terms and conditions of the Agreement referred to above shall remain unchanged. The undersigned agree to these additional terms, conditions and/or revisions and acknowledges receipt of a copy hereof.

     /s/ Roger Major       9-27-02              /s/ Kirk J. Fischer      9-27-02
----------------------------------              --------------------------------
Seller                     Date                 Buyer                    Date

     /s/ Barbara Major     9-27-02              /s/ Jim Fischer          9-27-02
----------------------------------              --------------------------------
Seller                     Date                 Buyer                    Date

/s/ Steven Sutherland      9/27/02

                         ADDENDUM TO PURCHASE AGREEMENT


                 Addendum Number: 1        Date: September 10, 2002
                                 ---             ------------------

The undersigned Seller and Buyer hereby amend that certain PURCHASE AGREEMENT RECEIPT AND ESCROW INSTRUCTIONS dated AUGUST 14, 2002 between the following parties:

SELLERS:  Steven Sutherland, Roger Major and Barbara Major
          ------------------------------------------------

BUYER:  Penge Corporation
        -----------------

BUSINESS/PREMISES: Major Trees, Inc., M7-Farms, 14660 S. Highway 191, Elfrida,
                   -----------------------------------------------------------
                   Arizona
                   -------

The following terms, conditions and /or revisions are hereby included as part of the Agreement described above:

1. Promissory Note, Exhibit "E" has been replaced with two (2) Notes described as follows: Promissory Note (Sutherland), Exhibit "El" and Promissory Note (Major), Exhibit "E2".

2. Schedule "1" PRICE ALLOCATION BY CONTRACT is hereby added to and made a part of the Escrow Agreement.

3. Schedule "2" CASH DISTRIBUTION TO SELLERS is hereby added to and made a part of the Escrow Agreement

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

All other terms and conditions of the Agreement referred to above shall remain unchanged. The undersigned agree to these additional terms, conditions and/or revisions and acknowledges receipt of a copy hereof.

   /s/ Steven Sutherland   9-23                 /s/ Kirk J. Fischer      9-27-02
----------------------------------              --------------------------------
Seller                     Date                 Buyer                    Date

                                                /s/ Jim Fischer          9-27-02
----------------------------------              --------------------------------
Seller                     Date                 Buyer                    Date

                                   SCHEDULE 1
                   PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

                         PENGE / MAJOR TREES / M7 FARMS
                          PRICE ALLOCATION BY CONTRACT


CONTRACT                                                              ITEM             TOTAL
--------                                                              ----             -----
Asset Purchase Agreement                                 A
                                       Farm Equipment               90,000.00
                                 Tree Inventory/Crops              100,000.00
                                             Goodwill               25,000.00        215,000.00

Stock Purchase Agreement                                 B
                                                Stock              220,000.00
                                             Goodwill               25,000.00        245,000.00

Residential Purchase Agreement                           C         250,000.00        250,000.00

Farm Real Property Purchase Agreement                    D
                                                 Land              295,000.00
                                            Buildings               85,000.00        380,000.00

Promissory Note (Sutherland)                            El               0.00              0.00
Promissory Note (Major)                                 E2               0.00              0.00
Consulting Agreement (Sutherland)                        F          25,000.00         25,000.00
Consulting Agreement (Major)                            F2          25,000.00         25,000.00
Non-Compete Agreement (Sutherland)                      G1          30,000.00         30,000.00
Non-Compete Agreement (Major)                           G2          30,000.00         30,000.00
Price Allocation                                         H               0.00              0.00
                                                              ---------------- -----------------
                                                                 1,200,000.00      1,200,000.00

                                   SCHEDULE 2
                   PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS
                     STEVE SUTHERLAND, ROGER & BARBARA MAJOR
                                CASH DISTRIBUTION

ALLOCATION BY ASSET                       EXHIBIT                 AMOUNT          SUTHERLAND             MAJOR
-------------------                       -------                 ------          ----------             -----
MTI Stock                                    B                   220,000.00         220,000.00
Sutherland Consulting Agreement             F1                    25,000.00          25,000.00
Sutherland Non-Compete                      G1                    30,000.00          30,000.00
MTI Goodwill                                 B                    25,000.00          25,000.00
M7 Farm Land                                 D                   295,000.00                            295,000.00
M7 Buildings                                 C                    85,000.00                             85,000.00
Farm Equipment                               A                    90,000.00                             90,000.00
Inventory                                    A                   100,000.00                            100,000.00
Major Consulting Agreement                  F2                    25,000.00                             25,000.00
Major Non-Compete                           G2                    30,000.00                             30,000.00
Residence                                    C                   253,000.00                            253,000.00
M7 Goodwill                                  A                    25,000.00                             25,000.00
                                                             ---------------    ---------------     --------------
TOTAL                                                          1,203,000.00         300,000.00         903,000.00

ESCROW DEPOSIT
--------------
MTI Stock                                    B                     3,333.33           3,333.33
Sutherland Consulting Agreement             Fl
Sutherland Non-Compete                      G1
MTI Goodwill                                 B
M7 Farm Land                                 D                     3,333.33                              3,333.33
M7 Buildings                                 C
Farm Equipment                               A                     3,333.33                              3,333.33
Inventory                                    A
Major Consulting Agreement                  F2
Major Non-Compete                           G2
Residence                                    C
M7 Goodwill                                  A                         0.00
                                                             ---------------    ---------------     --------------
TOTAL                                                             10,000.00           3,333.33           6,666.67

ADDITIONAL CASH DUE AT CLOSING
------------------------------
MTI Stock                                    B                    96,666.67          96,666.67
Sutherland Consulting Agreement             F1
Sutherland Non-Compete                      G1
MTI Goodwill                                 B
M7 Farm Land                                 D                                                               0.00
M7 Buildings                                 C
Farm Equipment                               A                    43,333.33                             43,333.33
Inventory                                    A
Major Consulting Agreement                  F2
Major Non-Compete                           G2
Residence                                    C                   253,000.00                            253,000.00
M7 Goodwill                                  A
                                                             ---------------    ---------------     --------------
TOTAL                                                            393,000.00          96,666.67         296,333.33

TOTAL DUE SELLERS AT CLOSING                                     403,000.00         100,000.00         303,000.00

PROMISSORY NOTES
----------------
MTI Stock                                    B                   120,000.00         120,000.00
Sutherland Consulting Agreement             F1                    25,000.00          25,000.00
Sutherland Non-Compete                      G1                    30,000.00          30,000.00
MTI Goodwill                                 B                    25,000.00          25,000.00
M7 Farm Land                                 D                   291,666.67                            291,666.67
M7 Buildings                                 C                    85,000.00                             85,000.00
Farm Equipment                               A                    43,333.33                             43,333.33
Inventory                                    A                   100,000.00                             100,00.00
Major Consulting Agreement                  F2                    25,000.00                             25,000.00
Major Non-Compete                           G2                    30,000.00                             30,000.00
Residence                                    C                         0.00                                  0.00
M7 Goodwill                                  A                    25,000.00                             25,000.00
                                                             ---------------    ---------------     --------------
TOTAL                                                            800,000.00         200,000.00         600,000.00

Check Sum                                                      1,203,000.00         300,000.00         903,000.00
[initials at bottom of page: RJM,, BM, JF, KJF, SCS]

                                    EXHIBIT A
                            ASSET PURCHASE AGREEMENT
                                   (M7 FARMS)

         This Asset Purchase Agreement ("Agreement") is entered into this 27th day of September, 2002, by and between ROGER MAJOR and BARBARA MAJOR, husband and wife ("SELLER"), and Penge Corporation located at 1930 Village Center Circle 3, Suite 446, Las Vegas, NV 89134 ("BUYER").

                                    RECITALS

         A. SELLER is the sole owner of M7 Farms, a sole proprietorship, which operates a Christmas tree farm located at 14660 S. Highway 191, Elfrida, Cochise County, Arizona (the "Business").

         B. SELLER desires to sell to BUYER, and BUYER desires to purchase from SELLER, all assets owned by SELLER and used or intended to be used in connection with the Business, including without limitation, tangible and intangible personal property, all records relating to the Business, crops and all other assets, rights and property of SELLER used or intended to be used in connection with the Business (the "Assets"). Without limiting the generality of the foregoing, the Assets are listed on Schedule A1 attached hereto and incorporated by reference in this Agreement.

         C. The parties hereto acknowledge that this Agreement is one of a group of agreements which constitute the purchase and sale transaction between SELLER, BUYER and Steven Sutherland ("Sutherland"), the sole owner of Major Trees, Inc., an Arizona corporation (the "Corporation"). Such other agreements describe the BUYER's purchase of certain real property and improvements, Stock of the Corporation, and other Assets related to the Business, and are described in the Purchase Agreement, Receipt and Escrow Instructions dated August 14, 2002, by and between SELLER, BUYER Sutherland and the Corporation (the "Escrow Agreement"). Upon execution by the parties, this Agreement shall become part of the Escrow Agreement and shall be incorporated therein.

                                    AGREEMENT

         1. INCORPORATION OF RECITALS: The recitals set forth above are hereby incorporated in this Agreement as if fully set forth below.

         2. PURCHASE AND SALE OF ASSETS: On and subject to the terms and conditions of this Agreement, the Escrow Agreement, and the additional agreements referenced in the Escrow Agreement, SELLER agrees to sell, transfer, convey and deliver to BUYER, and BUYER agrees to purchase and accept, free and clear of any encumbrances, all of Seller's right, title and interest in and to all of the Assets for the purchase price described in paragraph 3 below.

         3. ASSET PURCHASE PRICE AND ALLOCATION: BUYER agrees to pay SELLER at Closing the sum of One Hundred Ninety Thousand No/100 DOLLARS ($190,000.00) (the "Farm Assets Purchase Price"), which is a portion of the purchase price described in the Escrow Agreement, for purchase of the Assets of M7 Farms. BUYER and SELLER agree that the Farm Assets Purchase Price, subject to any adjustments herein provided for, shall be allocated as follows:

                               Farm Equipment                        90,000.00
                               Tree Inventory/Crops                 100,000.00
                               Goodwill                                 25,000
                               TOTAL:                              $215,000.00


         Earnest Money Deposit:  $3,333.33
                                 ----------

         $46,666.67 is to be paid in certified funds at Closing and allocated to Farm Equipment. The Earnest Money Deposit is to be applied toward the cash due at closing. The balance of $168,333.33 is to be applied to the Promissory Note per Exhibit "E2".

         The above allocations for Equipment, Fixtures, Furniture and other business assets, and for Inventory/Crops are subject to a physical inventory and verification by BUYER on or before the Closing and, in the event that such inventory and verification reveals that the Equipment and other business assets, and Inventory/Crops is either less than or greater than that specified above, the allocated portion of the Purchase Price for such items may be adjusted, accordingly, with the consent of the parties. The allocations provided above are subject to revision and approval of the parties' respective legal and tax counsel. The Allocation of the Purchase Price described in the Escrow Agreement to Farm Real Property (approximately 272.596+/- acres plus improvements), Residential Real Property, Stock of the Corporation and other Business related assets shall be set forth in the separate agreement relating to such transaction. The Purchase Price shall be paid as set forth in the Escrow Agreement.

4. CLOSING; DELIVERIES AT CLOSING: The consummation of the transactions contemplated herein ("Closing") shall occur on the "Closing Date" set forth in the Escrow Instructions after satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective parties will take at or after Closing itself) or such other date as the parties may mutually agree. At Closing, SELLER will deliver to BUYER all certificates, instruments and documents referred to in this Agreement or in the Escrow Agreement, such documents as necessary to transfer any intellectual property rights, a bill of sale for the Assets, assignments of contracts, assignments of intangible assets and such other instruments of sale, transfer, conveyance and assignment as BUYER and its counsel may reasonably request. At the closing the Buyer shall deliver to Seller, the cash portion of the purchase price together with the Promissory Note for the balance due.

5. INVENTORY OF GOODS/CROPS: It is agreed that as of the Closing Date, the on-hand inventory of SELLER's marketable crops being purchased hereunder by BUYER, at SELLER's cost, shall be One Hundred Thousand and No/100 ($100,000.00). An itemized physical inventory shall be taken by BUYER and SELLER prior to the Closing, and unless BUYER gives notice to SELLER in writing of a discrepancy related to the inventory/crops prior to closing, BUYER accepts the inventory/crops as is.

6. ACCOUNTS RECEIVABLE: All accounts receivable accruing up until the Closing shall remain the property of and the responsibility of the SELLER and are not included in this sale. Immediately from and after the Closing, all subsequent sales and receivables of items purchased by BUYER shall be the sole property and the responsibility of the BUYER.

7. LIABILITIES EXCLUDED: All accounts payable of the SELLER shall remain the property of and the responsibility of the SELLER and are not included in this sale. It is expressly understood and agreed by the parties that this Agreement contemplates, and the parties specifically agree that, all liabilities, obligations, duties, and responsibilities in any respect of the SELLER are to and shall remain liabilities, obligations, duties, and responsibilities of the SELLER, and that the assets, rights and property being transferred and conveyed to the BUYER hereunder shall be free and clear of any and all claims and liens pertaining thereto and all such liabilities, obligations, duties, and responsibilities, and that the SELLER shall be and remain obligated for all such liabilities, obligations, duties, and responsibilities, shall pay same on a current and timely basis, and shall indemnify, defend, and hold harmless BUYER from and against, and reimburse BUYER with respect to, any and all loss, liability, damage, injury, costs, expenses, and claims, including reasonable attorneys' fees and court costs, of any and every kind or character, relating to or arising out of or in connection with such liabilities, obligations, duties, responsibilities, claims or liens. The provisions of this paragraph, and the obligations of SELLER hereunder, shall survive the Closing.

8. TAXES: SELLER shall deliver to the BUYER prior to the Closing Date, letters or other written documentation (including, without limitation, letters of good standing or otherwise issued by the Arizona Department of Revenue and the finance and/or taxing departments of all municipalities and governmental entities having jurisdiction over SELLER) from the appropriate taxing authority, in form and content satisfactory to the BUYER certifying that all applicable sales, transaction, privilege, excise, personal property, use, ad valorem, withholding, unemployment, other employee-related, and similar taxes levied by or otherwise due to the respective authority with respect to the SELLER, the SELLER's business, and/or the assets, rights, and property being sold by SELLER hereunder, have been paid in full, together with satisfactory evidence that all tax returns and payments due since the date of such letters and/or other written documents have been properly filed and made.

9. SALES TAXES RELATING TO SALE AND PURCHASE OF ASSETS The parties believe that no state sales taxes or only limited state sales taxes will arise or be due and owing as a result of the purchase and sale of the acquired Assets agreed to herein. In the event any forms, filings or returns are required to be filed with the State of Arizona or any other state, Seller shall make all of such filings. In the event any state sales taxes are due and owing as a result of the purchase and sale of the assets, all of such sales taxes shall be paid by Seller.

10. EMPLOYEES: SELLER shall have responsibility for all obligations to, and/or relating to, SELLER's employees for compensation, wages, salaries, benefits, vacation pay, sick pay, insurance benefits, pension/profit sharing/retirement benefits, taxes, withholding obligations, workers' compensation, F.I.C.A., unemployment compensation, and any other benefits, entitlement or compensation up to the Closing Date; BUYER shall not be responsible for such and SELLER shall indemnify, defend and hold BUYER harmless from and against any and all liability, loss, costs, claims, expenses and damages, including, without limitation, reasonable attorneys' fees and court costs, of every kind and nature, arising out of or in any way connected with any such matters. BUYER will notify SELLER in writing of any claim made to BUYER by any employee of SELLER relating thereto. BUYER may engage the services of some or all of SELLER's employees following the Closing, at BUYER's sole and absolute discretion, and such is acceptable to SELLER. However, the parties hereby acknowledge and agree that BUYER is under no obligation whatsoever to hire any employees of SELLER.

11. PROMISSORY NOTE: The $600,000.00 Promissory Note (the "Note") constituting a part of the Purchase Price described in the Escrow Agreement shall be delivered to the SELLER at the Closing in form and substance essentially as set forth in EXHIBIT "E2" To the Escrow Agreement, subject to the Right of Offset described below.

12. UCC-1 FILING: The Promissory Note and BUYER's obligations thereunder shall be secured by a UCC-1 Financing Statement in favor of SELLER. The subject of the UCC-1 filing shall be all the Assets purchased by BUYER hereunder.

13. BUSINESS TELEPHONE NUMBER: SELLER hereby grants BUYER, effective as of the Closing, any and all rights held by SELLER in the business telephone and fax number 520-642-3766. SELLER agrees to work cooperatively with BUYER and the telephone company to assign the business telephone and fax number over to BUYER.

14. WARRANTY: In addition to and without limiting the SELLER's representations and warranties otherwise set forth in this Agreement, SELLER warrants that all outstanding liabilities, debts, and obligations of SELLER, excepting as specifically set forth herein, shall be paid in full on or before the Closing and that BUYER shall receive possession and control of the Assets free and clear of any and all encumbrances, obligations and liens, excepting for the security interest granted SELLER hereunder.

15. BULK SALES ACT: BUYER waives compliance by the SELLER with any applicable Bulk Sales Act provisions, provided however that the SELLER hereby agrees to indemnify, defend and hold harmless the BUYER from and against any and all claims of creditors of the SELLER who would have been entitled to notice, claim, or other benefit had the parties complied with any applicable bulk sales act, including, without limitation, the costs and expenses incident thereto such as reasonable attorneys' fees of the BUYER. In the event that BUYER learns of any such claim, it shall proceed under the "Right of Offset" paragraph below and as provided in the Note.

16. RIGHT OF OFFSET: It is understood and agreed that BUYER shall receive possession and control of the Assets free and clear of any debts, liens, claims and encumbrances except as specifically set forth herein. If and in the event that, after the Closing, claims are submitted against the Business or Assets by creditors for obligations incurred by the SELLER which might adversely affect the Assets purchased by BUYER hereunder, BUYER shall have the right to pay said debts or claims of creditors and offset such payments from any amounts owed to SELLER pursuant to the procedure set forth in the Promissory Note, EXHIBIT "E2".

17. INDEMNIFICATION: SELLER, on behalf of itself and its heirs, successors and assigns, shall and does hereby agree to indemnify and hold harmless, and agree to defend, the BUYER and its representatives, successors, assigns and agents from and against any and all claims, demands, liabilities, actions, causes of action, losses, costs, expenses, reasonable attorneys' fees and obligations arising out of or in any way connected with: (i) the SELLER's ownership, use and/or operations of the assets, rights, and property being purchased by BUYER hereunder up to and through the Closing; (ii) SELLER's operation of its Business; and (iii) any breach of or failure by the SELLER to perform in accordance with any of its representations, warranties, covenants, obligations, duties or agreements as set forth herein.

18. SELLER'S REPRESENTATIONS AND WARRANTIES: The SELLER hereby represents and warrants unto the BUYER the following, all of which are deemed to be material and which shall be effective as of the date of this Agreement through eighteen (18) months after closing, and which are made to induce the BUYER to enter into this Agreement:

         a. All books, records, financial statements and instruments and other documents provided by SELLER to the BUYER relating to the SELLER's business and/or the assets being purchased hereunder are true, correct, accurate and complete;
         b. Within the time and in the manner prescribed by law, SELLER has filed all federal, state and local tax returns required by law, and all sales, transaction, privilege, excise, personal property, use, ad valorem, withholding, unemployment, other employee-related and similar taxes, including local, state and federal income taxes and any penalty, interest or other charges arising from the late payment thereof, due or owing as a result of or arising out of the operation of SELLER's business and/or the ownership use or possession of the assets being purchased hereunder, or otherwise owed by SELLER, have been paid in full;
         c. SELLER agrees to promptly notify the BUYER of any material change in any condition with respect to the assets being purchased hereunder or any event or circumstance which makes any representation or warranty of SELLER contained in this Agreement untrue or misleading, or any covenant of SELLER under this Agreement incapable of being performed.
         d. AUTHORITY RELATIVE TO THIS AGREEMENT. Each of the Sellers has the full power and authority to execute and deliver this Agreement and to consummate the sale of the Assets (the "Transaction") No action on the part of Seller is necessary to authorize this Agreement or to consummate the Transaction. Subject to the laws of bankruptcy, insolvency, general creditor's rights, and equitable principles, this Agreement has been duly and validly executed and delivered by each Seller and constitutes a valid and binding agreement of each Seller, enforceable against it in accordance with its terms.

         e.   APPROVALS AND CONSENTS; NON-CONTRAVENTION.

              1) No consent, approval, or other action by, or notice to or registration or filing with, any governmental or administrative agency or authority is required or necessary to be obtained by Seller in connection with the execution, delivery or performance of this Agreement by them or the consummation of the Transaction.

              2) No consent, approval, waiver or other action by any person under any material contract, agreement, instrument, or other document, or obligation to which either Seller is a party or by which it or any of its assets are bound, is required or necessary for the execution, delivery, and performance of this Agreement by each Seller or the consummation of the Transaction except as may be specifically required by the terms of any Agreement.

              3) The execution, delivery, or performance of this Agreement by each Seller and the consummation of the Transaction will not:
                   (i) violate or conflict with any law, regulation, order, judgment, award, administrative interpretation, injunction, writ, or decree applicable to a Seller or by which it or any of the acquired assets are bound, or any agreement or understanding between any administrative or regulatory authority, on the one hand, and a Seller on the other hand which would have a material adverse effect on the acquired assets taken as a whole; or (ii) violate or conflict with, result in a material breach of, result in or permit the acceleration or termination of, or constitute a default under any agreement, instrument or understanding to which a Seller is a party or by which it or any of the acquired assets are bound which would have a material adverse effect on the acquired assets taken as a whole.

         f. LITIGATION AND PROCEEDINGS. Seller is not subject to any out standing injunction, judgment, order, decree, ruling, or charge or
              (ii) a party or, to the knowledge of Seller is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

         g. CONTRACTS. SCHEDULE "A1" sets forth a complete and correct list of all leases and all contracts, agreements, franchises, licenses, or other commitments relating to the acquired assets which are to be assigned to Buyer by Seller at Closing. To the knowledge of Seller, and subject to the laws of bankruptcy, insolvency, general creditor's rights, and equitable principles, all Contracts, are valid and enforceable in all material respects.

         h. MATERIAL CONTRACT DEFAULTS. To the knowledge of Seller, Sellers are not in default in any material respect under the terms of any Agreement, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such Agreement which defaults, taken as a whole, would have a material adverse effect on the acquired assets.

         i. ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS. Insofar as they relate to the Business, Seller is in compliance with all Environmental, Health, and Safety Requirements except where such non-compliance would not have a material adverse effect on the acquired assets. For purposes of this Agreement, the term Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation.

19. BILL OF SALE: SELLER shall deliver to BUYER at the Closing a Bill of Sale for the Assets included in this transaction, for which SELLER warrants that it has good and marketable title, free and clear of all liens and encumbrances.

20. CONDITION OF ASSETS: All Assets included in this sale as per Schedule A1 are being purchased on an "as is" basis without warranty of merchantability of fitness for any particular purpose; provided however, that BUYER be afforded the opportunity to inspect said equipment prior to closing. Notwithstanding the foregoing, all assets shall be in good working order as of Closing.

21. LOSS/DAMAGE: In the event there is any loss or damage to any of the Assets being purchased hereunder prior to the Closing, the risk of loss shall be upon the SELLER. Immediately from and after the Closing, all risk of loss or damage with respect to such items shall be upon the BUYER, subject to any other applicable provision hereof to the contrary.

22. COMPANY RECORDS; INSPECTION; ACCESS: SELLER has made and shall make available to BUYER all books and records pertaining to the Assets being purchased hereunder and pertaining to SELLER's business. At the Closing, SELLER shall deliver to BUYER all books and records, and any other documents pertinent to the Assets being purchased which SELLER may have in any form or medium. Such records shall include without limitation all accounting records, sales records and documents necessary to conduct business with suppliers and customers of the Business, as are applicable. SELLER will permit BUYER to have reasonable access to all premises, properties, and personnel of the Business and Assets prior to Closing for purposes of inspection and review of the Assets.

23. PERMITS AND CERTIFICATES: SELLER hereby warrants that any and all licenses, permits and certificates necessary to operate the business shall be current and valid as of the Closing, a list of which is attached hereto as Schedule A2.

24. OPERATION OF THE FARM PRIOR TO CLOSING: SELLER hereby agrees from the date of execution of this Agreement to the date of Closing to carry on the business activities and operation of the farm diligently and in substantially the same manner as has been customary in the past.

25. ESCROW AGENT: In order to facilitate closing of this sale, Fidelity National Title Company, Inc., Escrow Agent, shall be employed to receive, deposit and distribute funds for the parties, prepare and obtain execution of escrow instructions, conduct a Lien and Judgment Search and a UCC search, see to the execution and distribution of appropriate documents evidencing the terms and conditions of this sale by and between the respective parties and see to the proper closing of sale, and distribution of funds and to insure the simultaneous closing of this transaction and the real property and stock sale. BUYER and SELLER each agree to pay one-half (1/2) of the Escrow Agent's fees and expenses relating to the Assets sale.

26. BINDING EFFECT: This Contract shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of the parties hereto and upon execution by all parties, this Contract shall be absolutely binding, non-assignable and fully enforceable.

27. SEVERABILITY: In the event that any of the provisions, or portions thereof, of this Contract are held to be unenforceable or invalid by any court of competent jurisdiction or arbitration tribunal, the validity and enforceability of the remaining provisions, or portions thereof, shall not be affected thereby and effect shall be given to the intent manifested by the provisions, or portions thereof, held to be enforceable and valid.

28. CHOICE OF LAW/ DISPUTES: This Contract shall be governed by and construed under the laws of the State of Arizona. In the event of any dispute arising from this Agreement, subsequent to the closing of this sale, between the BUYER, SELLER and/or Broker herein, the parties agree to submit the matter to arbitration in accordance with the Commercial Dispute Rules of the American Arbitration Association (AAA) or with a private arbitrator(s). The use of a private arbitrator(s) is conditioned upon the parties' agreement thereto in advance of commencing the arbitration claim. If no agreement to the use and choice of a private arbitrator(s) is reached within ten (10) days from written notice by one party to the others of the dispute, the parties shall proceed in accordance with the Commercial Dispute Rules of the AAA. If multiple arbitrators are utilized then each party shall choose a single arbitrator and the two so chosen shall choose a third arbitrator. Either party may be represented by legal counsel. The decision of the Arbitrator(s) shall be final and conclusive and the right to appeal is hereby waived. The prevailing party shall be entitled to an award of attorney's fees and costs.

29. COUNTERPARTS AND FACSIMILE: BUYER and SELLER agree that a fully executed facsimile copy and/or counterparts that make up the whole of the Agreement shall be treated as an original Contract.

30. NOTICES: All notices, demands or other communications required or permitted to be given hereunder shall be in writing and shall be served upon the other party by personal delivery (including by any nationally-recognized overnight courier service) or by first-class, registered or certified mail, postage prepaid, with return receipt requested, addressed to the parties as follows:

              To the SELLER:                       With a copy to:
              M7 Farms; Roger and Barbara Major    Monroe & Associates, P.C.
              14660 S. Highway 191                 Attn: Michael J. Monroe, Esq.
              Elfrida, Arizona 85610               6280 E. Pima Street
                                                   Tucson, Arizona  85712


              To the BUYER:                        With a copy to:
              Penge Corporation
              1930 Village Center Circle 3,
              Suite 446
              Las Vegas, NV 89134

         Notices given by personal delivery shall be deemed to have been given upon delivery to the appropriate address against receipt therefor (or upon refusal of acceptance); and notices given by first-class mail shall be deemed to have been given two (2) days after deposit in the U.S. mail. Each party may designate, from time to time, another address in place of the information set forth above by notifying the other parties in the same manner as provided in this paragraph. If the date of deemed delivery pursuant to this paragraph is not a business day, then any such notice or communication shall be deemed to have been given on the next business day thereafter.

   BUYER:                              SELLER:

   Penge Corporation                   M7 Farms, a Sole Proprietorship, owned by
                                       Roger and Barbara Major

     /s/ KIRK FISCHER                   /s/ ROGER MAJOR
   --------------------------------    ----------------------------
   Kirk Fischer, President             Roger Major


      /s/ JIM FISCHER                  /s/ BARBARA MAJOR
   --------------------------------    ----------------------------
   Jim Fischer, Vice President         Barbara Major

                    SCHEDULE "A1" TO ASSET PURCHASE AGREEMENT
                    -----------------------------------------
        LIST OF ASSETS, RIGHTS, PERSONAL PROPERTY AND INVENTORY CONVEYED

EQUIPMENT, ASSETS AND RIGHTS CONVEYED
-------------------------------------

         o    1 John Deere 4640 tractor, SN 019967R
         o    1 John Deere 2840 tractor, SN 347046CD
         o    1 John Deere disk, 14'
         o    1 Toyota Forklift, Model 42-5FG25 SN405FGU25-79125
         o    1983 Ford F-250, 3/4 ton, 4WD
         o    1 1965 2 ton truck, Chevrolet
         o    4 Farm Utility trailers, side-dump, 6 Wheel
         o    4 Tree trailers, 4 wheel
         o    1 8 Row Ag Sprayer
         o    1 Will Rich chisel plow
         o    1 Westgo 6 Row cultivator
         o    1 Wesked Scraper, 12'
         o    1 Tool Carrier
         o    1 Bush Hog Shredder, Model 32145 SN 12-01172
         o    1 900 Gallon Diesel Tank and Pump
         o    1 Squash packing line, conveyors, brushes, etc.
         o Various Shop Equipment including welders, compressors, hand and power tools, parts inventory, tractor and forklift spare parts inventory, pivot sprinkler spare parts inventory, miscellaneous spare parts, etc.
         o    Misc. toolbars and cultivators
         o    Water Rights as further set forth in Schedule A2
         o    Seedling trays and tubes
         o    Tree inventory (2002, 2003 and 2004)
         o    4 Wheeler and Lawn Mower
         o    Name: M7 Farms and Phone number 520-642-3766
         o All Governmental Authorizations and all pending applications therefor or renewals thereof, in each case to the extent transferable to Buyer.
         o All data and Records related to the operations of Seller, including client and customer lists and records, referral sources, research and development reports and records, production reports and records, service and warranty records, equipment logs, operating guides and manuals, financial and accounting records, creative materials, advertising materials, promotional materials, studies, reports, correspondence and other similar documents and records and, subject to legal requirements, copies of all personnel records and other records.
         o All of the intangible rights and property of Seller, including Intellectual Property Assets,
         o going concern value, goodwill, telephone, telecopy and e-mail addresses and listings.

INVENTORY/CROPS CONVEYED
------------------------
         o    All seed stock on hand at time of closing.
         o    2002 Harvest - Approximately 17,000 2 and 3 year old trees.
         o    2003 Harvest - Approximately 21,000 2 and 3 year old trees.
         o 2004 Harvest - Approximately 22,000 2 year old trees. (Note: 2 year old trees are not planted until spring 2003)

                    SCHEDULE "A2" TO ASSET PURCHASE AGREEMENT
                    -----------------------------------------

                       PERMITS, LICENSES AND REGISTRATIONS



Irrigation Authority Notice No. 60-203010.0001
Douglas Irrigation Non Expansion Area, State of Arizona Department of Water Resources.

West Irrigation Water Well - Registration No. 55-606652.

East Irrigation Water Well - Registration No. 55-606653.

All Well Rights, Groundwater Rights and Surface Water Rights in possession of Seller.

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                                    EXHIBIT B
                            STOCK PURCHASE AGREEMENT
                               (Major Trees, Inc.)

This Stock Purchase Agreement (the "Stock Purchase Agreement") is entered into this 27th day of September, 2002, by and among Steven Sutherland ("Seller"), Major Trees, Inc., an Arizona corporation (the "Corporation"), located at 5120
N. Indian Horse Trail, Tucson Arizona and Penge Corporation located at 1930 Village Center Circle 3, Suite 446, Las Vegas, NV 89134 (the "Buyer").

                                    RECITALS:
                                    ---------

A. Seller is the sole owner of one thousand (1,000) shares (the "Shares") of the Corporation which constitutes all of the issued and outstanding shares of the Corporation.

B. Seller desires to sell the Shares to Buyer and Buyer desires to purchase the Shares from Seller.

C. The parties acknowledge that this Stock Purchase Agreement is one of a group of Agreements which constitute the purchase and sale transaction between Seller, Buyer and Roger Major and Barbara Major, husband and wife, dba M7 Farms, a sole proprietorship ("M7 Farms"). Such other agreements describe the Buyer's purchase of certain real property and improvements and other assets related to a Christmas tree farm located in Elfrida, Arizona, owned and operated by Seller, the Corporation and M7 Farms (the "Business"), and are described in the Purchase Agreement, Receipt and Escrow Instructions dated August 14, 2002, by and between Seller, the Corporation, M7 Farms and Buyer (the "Escrow Agreement") and other Agreements described therein. Upon execution by the parties, this Stock Purchase Agreement shall become part of the Escrow Agreement and shall be incorporated therein.

                                    AGREEMENT
                                    ---------

1. PURCHASE AND SALE. Seller agrees to sell and Buyer agrees to purchase all the Shares on the terms and conditions set forth in this Agreement.

2. PURCHASE PRICE. The total purchase price for the Shares shall be Three Hundred Thousand Dollars ($245,000.00) (the "Purchase Price"), allocated as per Price Allocation Exhibit H and payable as follows; $100,000.00 in cash or certified funds at Closing and Two Hundred Thousand Dollars ($145,000.00) applied to the Promissory Note (Exhibit "E1") pursuant to terms set forth in the Escrow Agreement. Earnest Money Deposit of $3,333.33 shall be applied to cash due at closing.

3. CLOSING. The closing of the transactions contemplated hereby (the "Closing") shall take place on or before September 15, 2002 or such other date as agreed by the parties pursuant to the Escrow Agreement (hereinafter called the "Closing Date"). At the Closing, Seller shall deliver to Buyer, at Sellers' expense, certificates representing all the Shares, duly endorsed in blank with signatures, together with any other documents of transfer and title reasonably requested by Buyer. Seller shall also deliver to Buyer at Closing, at Seller's expense, all other documents required of Seller for closing of the sale and purchase hereunder as well as all stock books, stock ledgers, seals and minute books, financial and accounting records, tax returns and other records of the Corporation. Seller shall pay any taxes, transfer fees or other charges which arise out of the transfer of the Shares to Buyer. Closing of this agreement is contingent upon:

         (a) The simultaneous closing of the related agreements described in the Escrow Agreement; and

         (b) As of the Closing Date, the Corporation's accounting records will have a clean cut-off date and all tax that may be due or assessed against the Corporation generated by the Corporation's operations, withdrawal of assets or otherwise shall be funded into the Corporation by the Seller, or such amounts shall be offset by Buyer against any payments to be made to Seller under the Note described in the Escrow Agreement or any other obligation owing from Buyer to Seller pursuant to the Escrow Agreement.

4. EFFECTIVE DATE. The purchase and sale of the Shares shall be deemed effective as of the Closing, or such other date as may be agreed to in writing by Buyer and Seller (the "Effective Date").

5. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants now and as of Closing as follows:
         (a) ORGANIZATION. The Corporation is a corporation duly organized, validly existing, and in good standing under the laws of the State of Arizona. The Corporation has all corporate power necessary to carry on its business as now being conducted. Seller has full power and authority to execute and deliver this Agreement and to perform all obligations hereunder.
         (b) CAPITALIZATION. The Corporation's capitalization consists of one million (1,000,000) authorized shares of common stock (all of one class), one dollar ($1.00) par value, of which one thousand (1,000) shares are issued and outstanding (the "Shares") and none are issued and held as treasury shares. All of the Shares are owned legally and beneficially by Seller. Each Share is validly issued (including without limitation full compliance with all federal and state securities laws), fully paid, and non-assessable. No other stock or other securities of any kind whatsoever are issued or outstanding, including, without limitation, bonds, debentures, or any other debt security, options, rights, or warrants to purchase or subscribe for, or any commitment or obligation of any kind to issue, any stock or securities of the Corporation, or securities convertible into stock of the Corporation. There are no declared or accrued and unpaid dividends.
         (c) INVESTMENTS IN SUBSIDIARIES AND AFFILIATES. The Corporation has no subsidiaries or any investment of any kind in any corporation, partnership, trust, association or other firm or enterprise.
         (d) ARTICLES AND BYLAWS. Attached as SCHEDULE B1 is a true and correct copy of the Articles of Incorporation of the Corporation, together with all amendments thereto and a true and correct copy of the Bylaws of the Corporation, together with all amendments thereto, all certified by the secretary of the Corporation. The execution and delivery of this Agreement does not, and the consummation of the transaction contemplated hereby will not, conflict with the terms and provisions of the Articles of Incorporation, as amended, of the Bylaws of the Corporation, as amended.

         (e) ABSENCE OF UNDISCLOSED LIABILITIES. The Corporation has no liabilities or obligations of any nature whatsoever, whether accrued, absolute, contingent, or otherwise (including, without limitation, tax liability, express or implied contract or tort liability involving persons or property of any kind) except as reflected in the Corporation's Financial Statements provided to Buyer, and no facts or circumstances exist which could give rise to any such liabilities or obligations. Seller hereby assumes all liability for, and Buyer's acquisition of the Shares shall not be subject to, any liabilities or obligations of the Corporation arising prior to the Closing Date.
         (f) INTELLECTUAL PROPERTY. Seller and Corporation own or have the right to use pursuant to license, sublicense, agreement, or permission all trade name and trademark rights, advertising, telephone numbers, customer lists, supplier lists, price lists, operational policies, systems and procedures, trade information, marketing materials, manuals, licenses and similar rights relating to the Business ("Intellectual Property") necessary or desirable for the operation of the Business as presently conducted. Each item of Intellectual Property owned or used by Seller and Corporation immediately prior to the Closing hereunder will be owned or available for use by Buyer on identical terms and conditions immediately subsequent to the Closing hereunder. Seller and Corporation have taken all reasonable action to maintain and protect each item of Intellectual Property that it owns or uses.
                  (i) Seller and Corporation have not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties. Seller (and employees with responsibility for Intellectual Property matters) has never received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Seller and Corporation must license or refrain from using any Intellectual Property rights of any third party). No third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of Seller and Corporation .
                  (ii) SCHEDULE B2 attached hereto and incorporated herein, identifies each patent or trade name or trade mark registration which has been issued to Seller, Corporation or the Business with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which Seller and Corporation have made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which Seller and Corporation have granted to any third party with respect to any of its Intellectual Property (together with any exceptions). Seller and Corporation have delivered to Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. With respect to each item of Intellectual Property:

         a. Seller and Corporation possess all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

         b. the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

         c. no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or , to the knowledge of any of the Stockholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of Seller and Corporation, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

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

         d. Seller and Corporation have never agreed to indemnify any person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

Except as listed in SCHEDULE B2 attached hereto and incorporated herein, Seller and Corporation do not use Intellectual Property that any third party owns pursuant to license, sublicense, agreement, or permission except in the ordinary course of advertising and selling a product for which a trademark pertains.
         (g) CONTRACTUAL RELATIONS. The Corporation, and all other parties thereto, have complied fully with all the provisions of all Agreements, Insurance Policies and Registrations, and neither the Corporation nor any such other party is in default, breach or violation, nor is there any fact or circumstance that with a lapse of time, notice or both would result in such a default, breach or violation, under any of the foregoing. All Agreements and Insurance Policies are set forth in SCHEDULE B3, conform with the terms of the copies thereof or, where oral, the written summaries thereof contained in SCHEDULE B3, are in full force and effect (and no notices of cancellation or termination have been given or received) and are valid, binding and enforceable in accordance with their terms. No term or provision of such Agreements, Insurance Policies or Registrations violates any applicable domestic law. The Corporation has not paid any obligations not yet due under any of its Agreements, Insurance Policies or Registrations except as set forth in Schedule
3. The Corporation is not subject to a covenant not to compete or any other restriction related to the business or assets of the Corporation.
         (h) ASSETS LISTING; CONDITION. Attached as SCHEDULE B4 is a list (including a description, the location and the nature of the Corporation's interest) of all property of the Corporation or used in connection with the business of the Corporation (the "assets"). The following assets and/or liabilities of the corporation will be distributed by the Corporation to Seller prior to Closing and will not be assets of the Corporation as of the stock sale:
                 1) Triple Crown Sports Girl's Softball Franchise;
                 2) Oppenheimer Funds Pension Plan benefiting Steven Sutherland;
                 3) A loan payable to Southwest Christmas Trees;
                 4) A loan from Seller to the Corporation;
                 5) A driveway at the Seller's residence; and
                 6) A well at the Seller's residence.
         (i) TITLE TO ASSETS. The Corporation has good and marketable title to all its assets. None of the assets is subject to any security interest, financing statement, mortgage, pledge, lien, conditional sale agreement, lease, license, encumbrance, charge, or claim of any kind or to any restriction, qualification, limitation or right of any kind adversely affecting use, marketability or title, except as specifically described herein. The Corporation owns all machinery, equipment and other tangible assets necessary for the conduct of the Corporation's business as presently conducted. All such tangible assets owned by the Corporation are free from defects (patent and latent), have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear), and are suitable for the purposes for which they presently are used. All inventory of the Corporation is merchantable and fit for the purpose for which it was procured or manufactured and none of which is obsolete, damaged or defective.

         (j) OPERATIONAL CONTINUITY. From the date of signing of the ESCROW AGREEMENT through the Closing: (1) The business of the Corporation has been and will be conducted in the usual and ordinary course as theretofore conducted in accordance with sound and prudent business practice; (2) The Corporation has not and will not, without Buyer's prior written approval: (i) taken any action, or permitted any event or condition to occur which would materially affect the value of the Shares and/or the Corporation, its business or assets, (ii) entered into any material agreement, contract, commitment or undertaking, (iii) altered any existing Agreement, (iv) increased or decreased materially its level of inventory, (v) disposed of or altered any material asset or any material amount of its assets, or (vi) instituted any material litigation, claim or other proceeding before any court or governmental authority; (3) All books and records (both corporate and financial) of the Corporation have been and will be maintained completely and accurately without any change in accounting methods or practices except as specifically approved by Buyer; and (4) Seller shall use his best efforts to cause the Corporation to maintain, and the Corporation has and shall have maintained, the good will of, and good business relations with, its employees, agents, contractors, suppliers, customers and others having business relationships with it, so as to keep such fully available to the Corporation after Closing.
         (k) TAXES AND TAX RETURNS. The Corporation is a "C" corporation under the Internal Revenue Code and has not been classified as an "S" corporation at any time. The Corporation has timely filed all required foreign and domestic federal, state, and local income, payroll, franchise, transaction, privilege, sales, and other tax returns and reports of every kind whatsoever with the appropriate governmental authorities for all periods up to Closing and is not the beneficiary of any extension of time in which to file any such returns. All such returns and reports are complete, true, and accurate. All taxes, fees, charges, duties and assessments of every kind whatsoever imposed upon the Corporation or with respect to its business or assets, whether assessed or not and whether incurred in respect of or measured by the income of the Corporation, for any period before the Closing or arising out of transactions entered into or any state of facts existing before the Closing have been fully paid or sufficient cash has been reserved in the Corporation to pay any and all taxes accrued or to become due as of Closing. No claim has ever been made by any authority in a jurisdiction where the Corporation does not file tax returns that the Corporation is or may be subject to taxation by that jurisdiction. No security interests exist on any assets of the Corporation that arose in connection with any failure, or alleged failure, to pay any tax. The Corporation has withheld and paid all federal, state, local and foreign taxes of any kind whatsoever required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor or third party. Neither Seller nor the Corporation expects any authority to assess any additional taxes for any period for which tax returns have been filed. There is no dispute or claim concerning any tax liability of Seller or the Corporation either claimed or raised by any authority in writing or as to which Seller has knowledge based upon personal contact with any agent of such authority. Attached as SCHEDULE B5 are copies of the Corporation's tax returns for the past three years and all communications with tax authorities relating to the same.

         (l) PROPER AUTHORITY AND APPLICABLE LAWS. The Corporation has had since its formation, does have currently, and will have at the Closing, all requisite corporate and other power and all necessary registrations, licenses, filings, permits, exemptions, certificates, approvals, and other authorizations required by any governmental authority, or any person, association or entity to carry on and conduct its business in the manner in which its business has been and is being conducted, and to own, lease, use, and operate its assets at the places and in the manner in which its assets have been and are being owned, leased, used, and operated ("Authorizations", the term Registrations to also include all Authorizations for purposes of this Agreement). All meetings of the directors and stockholders of the Corporation necessary to conduct its business have been duly convened and held, and all requisite director and stockholder approval has been obtained for all purported acts by the Corporation.
         (m) LITIGATION. No litigation, proceeding, investigation or claim of any kind whatsoever is pending or threatened, by, against or relating to the Seller, the Shares, the Corporation, its business or assets. Neither Seller nor the Corporation is subject to any outstanding injunction, judgment, order, ruling, decree or charge of any court, agency, or arbitrator of any federal, state, local or foreign jurisdiction. No claim or liability can, on the basis of the Corporation's, Seller or their employees' or agents' actions, or of facts or conditions existing prior to Closing, be asserted against the Corporation, its business or assets or the owners of the Shares or the Shares by any individual, entity, association or governmental authority, except as described in detail in SCHEDULE B6, all of which shall remain the responsibility of Seller.
         (n) BENEFIT, PENSION AND PROFIT-SHARING PLANS. The Company has an established retirement plan managed by Oppenheimer Funds, and said plan will be distributed from the Corporation to Seller and shall remain the property of Seller.
         (o) FREEDOM FROM RESTRICTIONS. The execution and delivery of this Agreement, the consummation of the transaction contemplated hereby, and the fulfillment of the terms hereof by Seller and the Corporation (i) do not violate or conflict with, and will not result in a breach or default, or in any occurrence that, with a lapse of time or action by a third party or both, could result in a breach or default with respect to any Agreement or any contract, agreement, commitment, or undertaking, either written or oral, by which Seller is a party or are bound; (ii) will not violate any applicable foreign or domestic law or public policy; (iii) will not result in an acceleration or increase of any amounts due from the Corporation; and (iv) will not result in an alteration to the detriment of the Corporation of the terms or conditions of any Agreement, Insurance Policy or Registration. No contract, agreement, commitment, or undertaking, either oral or written, or judgment, order, writ, injunction or decree exists that in any other manner restricts, limits, or affects the execution, delivery or performance of this Agreement, the transferability of the Shares, or the business or assets of the Corporation.
         (p) TITLE TO SHARES; POWER TO TRANSFER. Seller will have and deliver to Buyer at Closing good and marketable title to the Shares free and clear of all security interests, financing statements, pledges, liens, conditional sales agreements, encumbrances, charges, proxies, agreements among shareholders, claims, restrictions, qualifications, limitations or rights of any kind and will have at Closing the right, power and authority to transfer the Shares without breach or default with respect to any contract, agreement, commitment, or undertaking by which Seller or the Shares are bound.
         (q) BROKER'S FEES. Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Stock Purchase Agreement for which Seller could become liable or obligated. Any such broker's fees shall be the sole responsibility and liability of Seller and Seller shall indemnify, defend and hold Buyer harmless from and against any liability arising therefrom.

         (r) FINANCIAL STATEMENTS. Seller and the Corporation have provided to Buyer the following financial statements (collectively, the "Financial Statements"):

         IRS Forms 1120 for tax years 1999, 2000, 2001, 2002
         Accountant's Compilation Reports years ending June 30, 1999, 2000, 2001, 2002

         The Financial Statements (including the notes thereto) have been prepared in accordance with generally accepted accounting practices ("GAAP") applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Corporation as of the dates and the results of operations of the Corporation for such periods are true, correct, accurate and complete, and are consistent with the books and records of the Corporation, which books and records are true, accurate, correct and complete.
         (s) PRODUCT LIABILITY. To the best of Seller's knowledge, neither Seller nor Corporation has any known, asserted, accrued or contingent liability due or to become due ("Liability"), and to the best knowledge of Seller and the Corporation there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Corporation giving rise to any Liability, arising out of any injury to any individuals or property as a result of the possession or use of any product sold or delivered by the Seller or the Corporation.
         (t) EMPLOYEES. Neither Seller nor the Corporation is a party to or bound by any collective bargaining agreement, nor has Seller or the Corporation experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. Neither Seller nor the Corporation has committed any unfair labor practice. Seller and the Corporation have no knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of Seller or the Corporation. Seller and the Corporation represent and warrant that the Corporation has no employees other than Seller, and that Seller's employment with the Corporation will terminate effective as of Closing.
         (u) LEGAL COMPLIANCE. Seller and the Corporation have complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of all federal, state, local and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against or served on Seller or the Corporation alleging any failure so to comply.
         (v) INSURANCE. Seller and the Corporation have been covered during the past five (5) years by insurance in scope and amount customary and reasonable for the business in which the Corporation has engaged during the aforementioned period and will maintain such insurance coverage in full force and effect through Closing. With respect to each insurance policy insuring the Corporation's business: (i) The policy is legal, valid, binding, enforceable, and in full force and effect; (ii) neither Seller, the Corporation or any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices) and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration under such policy; and (iii) no party to the policy has repudiated any provision thereof.

         (w) EMPLOYEE BENEFITS. Neither Seller nor the Corporation maintains any employee benefit plans covering any of its employees.
         (x) DISCLOSURE. The representations and warranties contained herein do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein.
         As used herein, the following terms have the meanings ascribed below:
         Assets": All tangible and intangible, real or personal, assets of the Seller and the Business to be transferred to Buyer pursuant to the Escrow Agreement and the Agreement;
         "Closing" or "Closing Date": The date on which the transactions contemplated in the Escrow Agreement the Agreement are consummated;
         "Environmental, Health and Safety Requirements": All federal, state, local and foreign statutes, rules, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect;
         "Person": An individual, partnership, corporation, association, joint venture, limited liability company, organization or governmental entity (or any department, agency or political subdivision thereof);
         "Tax": Any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including without limitation, taxes under Internal Revenue Code ss. 59A), customs duties, capital stock, franchise, profits withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, plus interest, penalty or addition thereto, whether or not disputed.

6. SCHEDULES. All Schedules under this Agreement are incorporated herein by reference.

7. SURVIVAL OF WARRANTIES. All representations, warranties, covenants, and agreements contained herein, and all lists, descriptions, financial statements, certificates, Schedules and other documents delivered under this Agreement or in connection with the transactions contemplated hereby, are true now, will be true at Closing, and are binding and will survive the Closing regardless of the waiver or satisfaction of any condition precedent to Closing or of any investigation or express or implied approval or acceptance by or on behalf of any party hereto.

8. SELLER'S INDEMNITY. Seller hereby agrees to indemnify Buyer (and its officers, directors, shareholders and affiliates) and defend and hold them harmless from and against any and all claims, damages, losses, costs, and expenses (including reasonable attorney fees, court costs, expert witness fees and costs, and other expenses incident to any proceeding, investigation or any claim, including without limitation in any suit by Buyer against Seller) attributable directly or indirectly to the breach by Seller of any obligation hereunder or the inaccuracy of any representation or warranty made by Seller herein or in any instrument delivered pursuant hereto or in connection with the transactions contemplated hereby. A claim for indemnification shall be made only by Buyer notifying Seller of the existence of the claim for which indemnification is sought. Buyer shall thereafter be entitled, at its option, to control, or participate in, any prosecution or defense relating to such claim for indemnity (including without limitation decisions to settle or appeal) through attorneys and agents of its choosing, all at the expense of the Seller (except in any suit by Buyer against any Seller). The results of any such prosecution or defense shall be binding upon Buyer and Seller for purposes of resolving any claim for indemnity. The amount of any resolved claim for indemnity, by agreement, failure of Seller to contest a claim for indemnity within thirty (30) days following notice from Buyer, failure of Seller to diligently prosecute a claim for indemnity they have contested by non-action or failing to respond for a period of thirty (30) days, settlement, arbitration, court action or otherwise ("resolution"), may be set off by Buyer against any payments to be made to Seller under the Note or any other obligation owing from Buyer to Seller. The full amount of any then pending claim for indemnity shall be withheld from any payment on the Note when such payment comes due, until resolution.

9. NO PUBLICITY. Except as required by law, without prior consultation and agreement, neither the Corporation, the Seller, the Buyer or the Agent, nor their respective employees or agents, shall make any public disclosure of the facts of this transaction (although disclosure of the existence of the sale may be made by Seller to creditors and suppliers in form satisfactory to Buyer and may be made by Buyer), the parties hereto, the terms or any other related matter. Until the Closing, Buyer, its counsel, accountants, and other representatives, shall maintain in confidence all information provided by Seller or the Corporation in connection with Buyer's investigation of the business of the Corporation. Seller shall maintain all information concerning the Corporation, its business and assets in confidence following execution hereof and at all times thereafter.

10. ADDITIONAL ACT OR DOCUMENTATION. Seller, the Corporation and Buyer agree to make, execute, and deliver such additional documents and instruments and take such actions as may be necessary or appropriate to carry out the full intent and purpose of this Agreement.

11. NOTICES. Any notices that may be required under this Agreement shall be in writing, shall be effective on the earlier of the date when received or the third day following mailing, and shall be given by personal service, or by certified or registered mail, return receipt requested, to the addresses set forth below, or to such other addresses as may be specified in writing to all parties hereto.

12. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors in interest, but in no event shall any party be relieved of its obligations hereunder without the express written consent of each other party except as expressly provided herein.

13. SEVERABILITY. To the fullest extent possible each provision of this Agreement shall be interpreted in such fashion as to be effective and valid under applicable law. If any provision of this Agreement is declared void or unenforceable with respect to particular circumstances, such provision shall remain in full force and effect in all other circumstances. If any provision of this Agreement is declared void or unenforceable, such provision shall be deemed severed from this Agreement, which shall otherwise remain in full force and effect.

14. COUNTERPARTS AND FACSIMILE. This Agreement may be executed in any number of counterparts and/or by facsimile, all such counterparts and/or facsimile copies shall be deemed to constitute one and the same instrument, and each of the executed counterparts shall be deemed an original hereof.

15. GOVERNING LAW. This Agreement shall be deemed to be made under, and shall be construed in accordance with and shall be governed by, the internal laws of the State of Arizona.

16. ARBITRATION. In the event of any dispute arising from this Agreement, subsequent to the closing of this sale, between the BUYER, SELLER and/or Broker herein, the parties agree to submit the matter to arbitration in accordance with the Commercial Dispute Rules of the American Arbitration Association (AAA) or with a private arbitrator(s). The use of a private arbitrator(s) is conditioned upon the parties' agreement thereto in advance of commencing the arbitration claim. If no agreement to the use and choice of a private arbitrator(s) is reached within ten (10) days from written notice by one party to the others of the dispute, the parties shall proceed in accordance with the Commercial Dispute Rules of the AAA. If multiple arbitrators are utilized then each party shall choose a single arbitrator and the two so chosen shall choose a third arbitrator. Either party may be represented by legal counsel. The decision of the Arbitrator(s) shall be final and conclusive and the right to appeal is hereby waived. The prevailing party shall be entitled to an award of attorney's fees, court costs, litigation expenses, expert witness fees and costs.

17. ENTIRE AGREEMENT; CAPTIONS. This Agreement, the Escrow Agreement and the agreements referenced herein or therein contain the entire agreement and understanding of the parties with respect to the subject matter hereof, and all prior agreements and understandings of the parties with respect to such subject matter are hereby superseded. No representations, promises, agreements, or understandings not contained in this Agreement, the Escrow Agreement or the agreements referenced herein or therein regarding the subject matter hereof shall be of any force or effect unless in writing, executed by the party to be bound and dated on or subsequent to the date hereof. Captions and headings are for convenience only and shall not alter any provision or be used in construing this Agreement.

18. TIME IS OF THE ESSENCE. Time is of the essence of this Agreement and each and every provision hereof. Any extension of time granted for the performance of any duty under this Agreement shall not be considered an extension of time for the performance of any other duty under this Agreement.

19. GENDER AND NUMBER. Wherever from the context it appears appropriate, each item stated in the singular shall include the plural and vice versa, and the masculine, feminine, or neuter form shall include the masculine, feminine, and neuter forms.

20. MODIFICATIONS AND WAIVERS. No change, modification, or waiver of any provision of this Agreement shall be valid or binding unless it is in writing dated after the date hereof and signed by the parties intended to be bound. No waiver of any breach, term, or condition of this Agreement by either party shall constitute a subsequent waiver of the same or any other breach, term, or condition or a continuing waiver after demand for strict compliance.

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement effective as of the date first above written.

CORPORATION:                                    SELLER:
Major Trees, Inc.

By:   [HANDWRITTEN] STEVEN SUTHERLAND               /s/ STEVEN SUTHERLAND
    ----------------------------------          --------------------------------
           Steven Sutherland                          Steven Sutherland
           President

BUYER:
Penge Corporation

Kirk Fischer                                    Jim Fischer
             -------------------------                      --------------------

X  /s/ KIRK FISCHER                             X  /s/ JIM FISCHER
--------------------------------------          --------------------------------
President                                       Vice President

                     SCHEDULE B1 TO STOCK PURCHASE AGREEMENT
                            ARTICLES OF INCORPORATION
                                     BYLAWS



                                    ATTACHED

                     SCHEDULE B2 TO STOCK PURCHASE AGREEMENT
                          TRADENAMES AND/OR TRADEMARKS

                             Goldwater Arizona Pine
                              Texas Lone Star Pine

                     SCHEDULE B3 TO STOCK PURCHASE AGREEMENT
            LIST AND SUMMARY OF ALL AGREEMENTS AND INSURANCE POLICIES



                                    ATTACHED

                     SCHEDULE B4 TO STOCK PURCHASE AGREEMENT
                     LIST OF PROPERTY AND EQUIPMENT INCLUDED

                     SCHEDULE B5 TO STOCK PURCHASE AGREEMENT
                  CORPORATE TAX RETURNS FOR 1999, 2000 AND 2001



                                    ATTACHED

                     SCHEDULE B6 TO STOCK PURCHASE AGREEMENT
                                   LITIGATION



                                      NONE

                         [LOGO] FIDELITY NATIONAL TITLE
                                  AGENCY, INC.

                 5151 East Broadway, Suite 185, Tucson, AZ 85711
                       (520) 570-1180 o FAX (520) 570-1199

DATE:  September 26, 2002                                       TIME:   09:31:44
ESCROW NO.:   10024297-RB
ESCROW OFFICER:   Robin Bateman               CLOSING DATE:   September 30, 2002

                       SELLER ESTIMATED CLOSING STATEMENT

SELLER(S):   Steven Sutherland
BUYER(S):   Penge Corporation
PROPERTY:   Stock Purchase - Major Trees, Inc., AZ
--------------------------------------------------------------------------------

                                                      $  DEBITS      $  CREDITS

FINANCIAL:
Total Consideration                                                  245,000.00
New 1st Trust Deed to Seller Herein                  200,000.00

PRORATIONS/ADJUSTMENTS:
Consulting/Non Compete Agreement                                      55,000.00

TITLE CHARGES:
Recording                                                 12.00

ESCROW CHARGES
Settlement or Closing Fee                                575.00

COMMISSIONS:
Listing Brokers Commission to Arizona Sunbelt         22,500.00
Business Brokers, LLC 0.00%

MISCELLANEOUS CHARGES:
Fidelity National Title Agency, Inc. Set Up Fee           37.50
Secretary of State Filing Fee                              2.50

--------------------------------------------------------------------------------

ESTIMATED NET PROCEEDS DUE SELLER                  $  76,873.00

ESTIMATED TOTALS                                   $ 300,000.00    $ 300,000.00


  /s/ STEVEN SUTHERLAND
-----------------------------------------
Steven Sutherland

                                   STOCK POWER


FOR VALUE RECEIVED, THE UNDERSIGNED hereby sell, assign and transfer unto ________________________ (______) shares of the __________________ Capital Stock of the MAJOR TREES, INC. standing in OUR name on the books of said CORPORATION represented by Certificate No. ___________ herewith and do hereby irrevocably constitute and appoint FIDELITY NATIONAL TITLE attorney to transfer the said stock on the book of the within named company with full power of substitution in the premises.

Dated                                   PENGE CORPORATION
      -------------------------
                                        BY: /s/ KIRK FISCHER
-------------------------------------       ------------------------------------
Witness
                                            ------------------------------------


THIS STOCK POWER TO BE USED ONLY IN THE EVENT OF A DEFAULT ON THAT CERTAIN PROMISSORY NOTE DATED SEPTEMBER 27, 2002 BETWEEN PENGE CORPORATION AS MAKER AND STEVEN SUTHERLAND AS HOLDER IN THE FACE AMOUNT OF $200,000.00.

                                      STOCK
                                PLEDGE AGREEMENT
                                ----------------


         THIS PLEDGE AGREEMENT, dated as of                             , is by
and between             PENGE CORPORATION                       (the "Pledgor"),
and      STEVEN SUTHERLAND                                      (the "Pledgee"):

WITNESSETH

         WHEREAS, Pledgor owns      ONE MILLION
(1,000,000.00) shares of the issued and outstanding common capital stock of
MAJOR TREES, INC.                         , A(n)
 Corporation (the "Corporation"), as evidenced by Certificate Number(s)
                            (the "Pledged Property");

         WHEREAS, PLEDGOR HAS GUARANTEED payment to Pledgee in the sum of TWO HUNDRED THOUSAND AND 00/100* * DOLLARS, U.S. ($ 200,000.00 ), said loan being evidenced by Note(s)) executed by the Pledgor; and

         WHEREAS, THE PARTIES hereto have entered into this pledge Agreement in order to provide security for said loan;

         NOW THEREFORE, in consideration of the premises, Pledgor hereby pledges, mortgages, assigns, transfers, delivers, deposits and grants unto Pledgee and his successors and assigns, a security interest in the Pledge Property owned by Pledgor, to be held and disposed of as hereinafter set forth;

         1. PROPERTIES PLEDGED. Pledgor pledges, in addition to the Pledged Property, any and all stocks, other documents, rights or properties which Pledgor may hereafter deliver or cause to be delivered to Pledgee, and any and all dividends (including stock dividends), stock issued as a result of stock splits, interests, rights, income or other benefits arising out of or pertaining to the Pledged Property, together with stock powers, endorsed in blank, and all other instruments necessary or convenient to transfer title to the Pledged Property and the items described in this paragraph.

         2. INDEBTEDNESS SECURED. The Pledged Property is pledged to secure the payment of the Note, and any and all liabilities arising thereunder.

         3. REPRESENTATIONS AND WARRANTIES. Pledgor represents and warrants to Pledgee the following:

                           (a) Pledgor is the sole owner of the pledged property.

                           (b) Pledgor has the right to pledge the Pledged Property without limitation or restriction for any reason.

                           (c) There are no liens, charges, encumbrances or other claims upon or against the Pledged Property.

         4. COVENANTS. Pledgor agrees to take no action which would adversely affect the value of the Pledged Property or which would encumber, dilute or cloud Pledgor's title or interest therein. Pledgor shall not, as stockholder, director, corporate officer or in any other capacity, vote for, ratify, accept or approve any proposed transaction concerning the Pledged Property or reducing the net worth thereof or of diluting or reducing the proportionate interest of Pledgor therein or of creating any equities or interest which would be prior to or superior in claim or right to the title and interest of Pledgor or to the rights of Pledgee under the pledge.

         5. DELIVERY OF INSTRUMENTS. Pledgor is to deliver to Pledgee or order, all stock certificates and all documents evidencing ownership of the Pledged Property, or which are necessary or convenient for Pledgee's use in order for Pledgee to hold the Pledged Property or for Pledgee to exercise any of his right as Pledgee.

         6. VOTING. So long as Pledgor is not in default under this Pledge Agreement, any pledged stock may be voted by Pledgor at all meeting(s) of the stockholder(s) while this Agreement is in effect, subject to the restrictions of paragraph 4 hereof.

         7. EVENTS OF DEFAULT. Any one or more of the following will constitute an Event of Default under this Pledge Agreement:

                  (a) If any representation or warranty made by Pledgor under this Pledge Agreement is or becomes untrue in any material respect, or if Pledgor fails to perform or observe any term of this Pledge Agreement, the Note secured hereby or any document or instrument delivered to Pledgee in connection herewith.

                  (b) If the Pledgor or Corporation becomes insolvent or bankrupt or admits in writing his or its inability to pay his or its debts as they mature, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver over a substantial part of his or its property, or if any Pledgor commences any proceeding relating to his or its bankruptcy, reorganization, arrangement, insolvency, readjustment, dissolution or insolvency or liquidation proceeding under the law of any jurisdiction.

                  (c) If any judgement, writ of attachment, or any other legal process or proceeding for the execution upon, seizure of, or liening of, any of Pledgor's assets is entered or issued against Pledgor, or against any of Pledgor's assets, and remains unsatisfied and unappealed for more than ten (10) days.

         8. PROCEDURE ON DEFAULT. If any Event of Default shall occur, all of the indebtedness secured hereby may, at the option of Pledgee and without demand or notice of any kind, be declared due and payable. Pledgee shall have all the rights and remedies on default provided by the Uniform Commercial Code, this Pledge and other applicable law, including the right to offer and sell the Pledged Property privately to purchasers subject to compliance with all applicable federal and state laws relating to the registration or qualification of securities and provided that Pledgee shall make a good-faith effort to sell the Pledged Property for not less than its fair market value, taking into consideration any restrictions that may be imposed upon its transferability under federal or state securities laws. Any proceeds of any disposition of the Pledged Property for not less than its fair market value, taking into consideration any restrictions that may be imposed upon its transferability under federal and state securities laws may be applied toward the payment of expenses in connection with the Pledged Property, including reasonable attorney's fees and legal expenses, and any balance of such proceeds may be applied by Pledgee toward payment of the indebtedness evidenced by the Note. Pledgor shall be entitled to any surplus, but Pledgor shall remain liable for any deficiency. The parties specifically contemplate that Pledgee shall have the right, without prior notice, to retain the Pledged Property in satisfaction of the indebtedness and agree that in the event pledgee so elects, pledgor shall be released from any liability represented by the Note and any other indebtedness of the Corporation to Pledgees, but shall have no claim against Pledgee or the Corporation for loans made to the Corporation or amounts paid by Pledgor for the

Pledged Property, it being intended that such amounts shall be retained by Pledgee as liquidated damages due to the default of Pledgor. By the election of any remedy, Pledgee shall not be deemed to have waived their rights to any other remedy. In all cases where Pledgor is in default, whether any other remedy or remedies are exercised by Pledgee, Pledgor shall pay all costs and expenses incurred, including reasonable attorney's fees, whether or not suit is brought.

         9. EXTENSION OF TIME. Pledgor agrees that the Pledge Agreement shall remain in full force and effect notwithstanding any extension of the time of payment of the whole or any part of the Note or any change in the terms and conditions of the Note.

         10. TRANSFER ON DEFAULT. Upon the occurrence of an Event of Default, Pledgee is constituted and empowered, irrevocably and with full power of substitution and revocation as Pledgor's attorney-in-fact, to sell, transfer, foreclose and deliver the Pledged Property, and to complete and deliver all stock powers and other related instruments, in Pledgee's own name or in the name of the Pledgee's nominee or in the name of Pledgor.

         11. TERM. This Pledge Agreement and the pledge made hereunder shall terminate upon the satisfaction of the Note. Upon termination of this Pledge Agreement, Pledgee agrees to return to Pledgor; or to Pledgor's order, any of the Pledged Property which is then in Pledgee's possession, together with any stock powers or other documents or instruments pertaining thereto then in his possession.

         12. ENTIRE AGREEMENT. This Pledge Agreement contains the entire agreement of the parties with respect to the subject matter hereof; all former oral or written agreements entered into prior are revoked and superseded by this Pledge Agreement; and no representations, warranties or inducements have been made by either of the parties except as expressly set forth herein. This Pledge Agreement may not be changed, modified or rescinded except in writing signed by both parties, and any attempt at oral modification of this Pledge Agreement shall be void and of no effect.

         13. MISCELLANEOUS. This Pledge Agreement binds, and inures to the benefit of, the respective parties and their heirs, successors, administrators, executors and assigns. All communications under this Pledge Agreement are to be in writing and shall be considered to have been given when delivered personally, or when sent by registered mail, postage prepaid. This Pledge Agreement shall be construed under the laws of the State of Arizona. This Pledge Agreement may be executed in two (2) counterparts, each of which shall be deemed an original. In case any one or more of the provisions contained in this Pledge Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Pledge Agreement, but this Pledge Agreement shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

         14. INDEMNIFICATION. The Pledgors and Pledgees hereunder understand and agree that in the event FIDELITY NATIONAL TITLE has been appointed Escrow Agent and/or Account Servicing Agent and they are hereby authorized and instructed to implement the terms and conditions of this agreement. Pledgors and Pledgees hereby indemnify and save harmless FIDELITY NATIONAL TITLE against all costs, damages, attorney's fees, or expenses which it may incur or sustain in connection with this agreement or any court action arising therefrom and will pay same upon demand.

         IN WITNESS WHEREOF, the parties have executed this agreement the day first above written.


ADDITIONAL TERMS AND CONDITIONS:
--------------------------------




PLEDGOR:                                      PLEDGEE:
--------                                      --------


         PENGE CORPORATION                      /s/ STEVEN SUTHERLAND
-------------------------------------        -----------------------------------
                                                STEVEN SUTHERLAND

         /S/ KIRK FISCHER
-------------------------------------        -----------------------------------

                                    EXHIBIT C


               RESIDENTIAL REAL ESTATE PURCHASE AND SALE AGREEMENT


          SELLER:     Roger and Barbara Major

          BUYER:      Thomas B. Chandler or Assigns

          ESCROW AGENT: Fidelity National Title Company

          ESCROW NUMBER: __________________

         1. BINDING AGREEMENT. This agreement ("Agreement") is entered into by Thomas B. Chandler ("Buyer") and Roger and Barbara Major ("Seller"). This Agreement shall constitute a binding contract between Seller and Buyer for the purchase and sale of the real property and improvements described in Schedule C1 attached hereto, and incorporated by this reference (the "Property").

         2. ACCEPTANCE, OPENING AND CLOSE OF ESCROW. The offer represented by this Agreement shall be deemed accepted upon Buyer's and Seller's execution and delivery of a counterpart of this Agreement. Escrow shall be opened when (i) one fully executed or counterparts of this Agreement executed by Seller and Buyer, respectively, have been delivered to Escrow Agent, along with any Earnest Money Deposit ("Opening of Escrow"). Escrow Agent shall advise Seller and Buyer, in writing, of the Opening of Escrow and the date thereof. Consummation of the purchase of the Property contemplated hereby (the "Close of Escrow" or "Closing") shall take place on or before September 30, 2002. On or before Closing, each party shall execute and deliver such documents and perform such acts as are provided for herein. All monies and documents required to be delivered under this Agreement shall be deposited in escrow on or before Close of Escrow.

         3. TITLE INSURANCE: CONVEYANCE OF TITLE. The Property, including all rights and privileges appurtenant to or arising from the Property, shall be conveyed by Seller to Buyer upon Close of Escrow by special warranty deed (the "Deed"). The Property shall be conveyed by Buyer free and clear of all matters, claims, liens, and encumbrances except: (i) taxes not yet due and payable at Close of Escrow; (ii) reservations in patents from the United States or the State of Arizona; and (iii) any other matters disclosed by the preliminary title report (or any amended report) which are deemed waived or approved by Buyer in accordance with this Agreement. Escrow Agent shall issue or cause to be issued an extended coverage owner's policy of title insurance in the amount of the Purchase Price, for which Seller shall bear the cost.

         4. CONVEYANCE BY SPECIAL WARRANTY DEED: AFFIDAVIT OF VALUE. Seller shall duly execute, acknowledge, and deliver to Escrow Agent, for recordation upon Close of Escrow, a special warranty deed, on Escrow Agent's standard form, conveying title to the Property to Buyer. Buyer and Seller shall execute, acknowledge. and deliver to Escrow Agent an Affidavit of Property Value.

         5. POSSESSION. Upon Close of Escrow, Seller shall vacate the Property and deliver possession to Buyer, and all risk of loss of, or damage to, the Property from any source shall, at that time, pass to and become the sole responsibility of Buyer.

         6. PAYMENT OF PURCHASE PRICE.


              (a) The Purchase Price for the Property shall be $ 253,000.00, payable in certified funds or by other mutually acceptable means at Close of Escrow.

              (b) Earnest Money Deposit - $0.00.

         7. CLOSING: FEES. TAXES, AND ASSESSMENTS: COSTS. Escrow shall close on or before September 30, 2002. Real property taxes shall be prorated to the Close of Escrow, and all recording fees, escrow service fees, and other Escrow closing costs shall be charged by Escrow Agent to, and paid by, the respective parties in accordance with local custom as determined by Escrow Agent unless payment of such costs is specifically provided for in this Agreement (and, specifically, in the Escrow Instruments). Seller shall pay in full, at Close of Escrow, any existing improvement lien or other assessment affecting the Property, whether such liens or assessments are then due and payable, bonded, or otherwise due on one or more future dates.

         8. EXPENSES OF ESCROW. Title insurance premiums. loan fees, and all other costs or expenses of escrow shall be paid as follows:

              (a) The cost of securing the title insurance policy to be issued by Escrow Agent referred to in this Agreement shall be paid by Seller.

              (b) The cost of recording the Deed described herein and of filing the Affidavit of Real Property Value (if any) shall be paid by Seller.

              (c) All other closing expenses of escrow shall be paid by Seller.

         9. BUYER'S CONTINGENCIES. Buyer's obligation to consummate the transactions contemplated by this Agreement is subject to satisfaction of all of the following conditions precedent (any or all of which may be waived by Buyer, but, except as otherwise provided herein, only in a writing signed by Buyer or its duly authorized agent):

              (a) STATUS OF TITLE. Seller shall cause Escrow Agent, as soon as is reasonably possible after execution of this Agreement, to provide Buyer and Seller with a preliminary report of the title to the Property, disclosing all matters of record which relate to the title to the Property and Escrow Agent's requirements for both closing the escrow created by this Agreement and issuing the policy of title insurance described in paragraph 2 of this Agreement. At such time as Buyer receives the preliminary title report (and any amended report adding additional title exceptions). Seller shall also cause legible copies of all instruments referred to in the report or amended report to be furnished to Buyer. Buyer shall have ten (10) days after receipt of the preliminary title report (and any amended report adding additional title exceptions) and the furnishing of all instruments described in the report, to object in writing to any matter shown in the report. If Buyer fails to object within the ten (10) day period, the condition of title to the Property shall be deemed approved by Buyer. In the event Buyer does object in writing to any matter disclosed in the preliminary title report or any amended report, Seller shall attempt, in good faith and using due diligence, to remove such objection before Close of Escrow. If any such matter cannot be removed after Seller's attempts to do so, Seller shall so notify Buyer, in writing, and Buyer shall elect within two (2) days after receipt of Seller's notice to either: (i) cancel this Agreement and receive return of all Earnest Money paid, together with any interest accrued thereon; or (ii) close escrow waiving and taking title subject to such matters. Failure of Buyer to give notice to Seller of Buyer's election shall constitute an election by Buyer to waive the objection.

              (b) SELLER'S PROPERTY DISCLOSURE STATEMENT. Within five (5) days of the date of this Agreement, Seller shall provide Buyer with a current Arizona Association of Realtors approved Residential Seller's Property Disclosure Statement.

              (c) LEAD-BASED PAINT DISCLOSURE. Seller hereby notifies Buyer that the improvements conveyed as part of the Property may have been built prior to 1978, and that these improvements may contain lead-based paint or lead-based paint hazards. Seller is unaware if any of the improvements contain lead-based paint.

              (d) INVESTIGATION AND INSPECTION. Buyer shall have from the date of this Agreement until September 16, 2002, to examine the Property at any reasonable time with any persons whom it shall designate ("Inspection Period"). Seller shall reasonably permit access to the Property by Buyer and the persons so designated by it and shall afford them the opportunity to inspect and perform any tests upon the Property. Buyer shall, in good faith during the Inspection Period, conduct all such inspections, investigations, and tests and be responsible for returning the Property to substantially the condition in which it was prior to the time of any entry. Further, Buyer shall have until the end of the Inspection Period to investigate any and all other matters concerning the Property, including zoning; access; easements; the availability of water, sewer, and other utilities and services to the Property; availability of financing; the existence and effect of electrical, agricultural,, improvement, or other districts or associations; future installments or obligations relating to assessments and improvement liens; and any restrictions or other matters concerning the Property. In the event Buyer, after conducting in good faith such inspections, investigations, and tests, in its sole discretion, in light of its investigation and review, determines that the Property or any part thereof is not suitable for its purposes, then Buyer may elect at any time on or prior to the end of the Inspection Period to cancel this Agreement by written notice to Escrow Agent, in which event Escrow Agent shall return to Buyer all Earnest Money deposited (if any), and any interest accrued thereon together with all other documents Buyer deposited with Escrow Agent in connection with the escrow, and Escrow Agent shall return to Seller all documents Seller deposited with Escrow Agent in connection with the escrow, and thereupon this Agreement shall be deemed null and void and neither party shall have any further obligation or liability under this Agreement. If Buyer does not elect to cancel the escrow on or prior to the end of the Inspection Period, Buyer shall be deemed to have approved all matters concerning the Property, except as otherwise provided in this paragraph.

         10. TESTS. Buyer, its agents, and designees. shall have the right to enter upon the Property at all times prior to Close of Escrow for the purposes of inspecting the Property and making, preparing, and obtaining any tests, surveys, or studies it may desire including, without limitation, any drainage, percolation. and soil tests and studies, and other engineering or archaeological tests and studies. Buyer agrees to indemnify, pay, defend and hold harmless Seller from all claims and liabilities for personal injury or physical property damage, or mechanics' or materialmen's liens, which may be asserted against Seller as a result of any entry by Buyer, its agents, or designees onto the Property. Promptly after the completion of any tests, Buyer shall return the Property to essentially the condition existing prior to the conduct of the tests.

         11. DOCUMENTS PERTAINING TO THE PROPERTY. Upon execution of this Agreement, Seller shall allow Buyer to inspect and copy any and all information, data, documents, and other materials in Seller's possession or reasonably available to Seller relating to the property. Seller shall deliver the original of the information, data, documents, and materials in Seller's possession to Buyer at the Close of the Escrow and Seller's interest in them shall pass to Buyer as of the Close of the Escrow.

         12. INFORMATION: LIMITATION ON LIABILITY. Buyer acknowledges that any tax information, engineering data, feasibility or marketing reports, soil reports, or other information of any kind or nature relating to the Property which Buyer has received or may receive from Seller or its agents, is, will be, or has been furnished on the express condition that Buyer shall make its own independent verification of the accuracy of the information. Buyer agrees that it shall not attempt to assert any liability against Seller by reason of Seller's having furnished such information or by reason of any such information becoming or proving to have been incorrect or inaccurate in any respect, and Buyer does hereby covenant and agree to defend, pay, indemnify, and hold Seller harmless from and against any and all such claims of liability by any person or entity.

         13. NO WARRANTIES. Buyer agrees that the Property shall be purchased in an "as-is" and "where-is" condition, with no representation or warranty of any type or nature being made by Seller, except as specifically set forth herein. Buyer acknowledges and agrees that it is purchasing the Property solely upon the basis of its investigation and inspection described above and not on the basis of any representation, express or implied, written or oral, made by Seller. Without limiting the generality of the foregoing, Seller makes no warranty as to the sufficiency of the Property for Buyer's purposes, the square footage or acreage contained within the Property, the sufficiency or completeness of any plans for the Property, the approval of the county of any plans, plats, zoning, or other development items relating to the Property, or as to any improvements on the Property.

         14. SELLER'S REPRESENTATIONS. WARRANTIES, AND COVENANTS. Seller warrants, represents, and covenants that:

              (a) Except as reflected in the preliminary title report at the time of execution of this Agreement, there are no claims, actions, suits, or other proceedings pending or threatened by any governmental department or agency or any other corporation, partnership, entity, or person whomsoever, nor any voluntary actions or proceedings contemplated by Seller, which in any manner or to any extent may detrimentally affect Buyer's right, title, or interest in and to the Property or the value of the Property or Seller's ability to perform Seller's obligations under this Agreement.

              (b) Seller owns the Property in fee simple absolute, subject only to the matters reflected in the preliminary title report.

              (c) There is no pending or threatened condemnation or similar proceeding affecting any part of the Property, and Seller has not received any notice of any such proceeding and has no knowledge that any such proceeding is contemplated.

              (d) No work has been performed or is in progress at the Property and no materials have been furnished to the Property which might give rise to mechanic's, materialman's, or other liens against any part of the Property.

              (e) Seller is not prohibited from consummating the transactions contemplated by this Agreement by any law, regulation, agreement, instrument, restriction, order, or judgment.

              (p) The Property is, as of the date of this Agreement, zoned RU-4 by the County of Cochise. Seller may consent to, request, or apply for any change in such zoning with respect to the Property, but will give notice to Buyer of any such request.

         15. WATER RIGHTS. At Close of Escrow. Seller shall, without further act, be deemed to have assigned, transferred, conveyed, and set over unto Buyer all of the grandfathered water rights, well rights, groundwater rights, and surface water rights, if any, with respect to the Property, and Seller agrees, if so requested by Buyer, to make, execute, and deliver an assignment of or deed to such rights in such form as Buyer may reasonably require at or after Close of Escrow to evidence the same.

         16. BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer warrants, represents, and covenants that:

              (a) Buyer has full power and authority to enter into and perform this Agreement in accordance with its terms.

              (b) Buyer is a sophisticated and knowledgeable commercial, industrial or farm user who is familiar with the special characteristics of the Property and has ready access to any legal and financial advice which may be necessary to meet Buyer's obligations hereunder.

              (c) Buyer acknowledges that it has prior to close of escrow inspected and investigated the Property and has entered into this Agreement based upon such inspection and investigation and its own examination of the condition of the Property (including the presence or absence of any radioactive, hazardous, petroleum-based, or toxic substances), and Seller is hereby released from all responsibility regarding the valuation or condition of the Property. Buyer agrees to accept the Property in its present condition "AS IS".

              (d) Buyer acknowledges that no person acting on behalf of Seller is authorized to make, and by execution of this Agreement, Buyer acknowledges that no person acting or purporting to act on behalf of Seller has made, any representation, warranty, guaranty, or promise, whether oral or written, except as set forth in this Agreement; and any agreement, statement, representation, or promise made by any person which is not contained in this Agreement shall not be valid or binding upon Seller.

              (e) Buyer represents that it has readily available funds to perform under the terms

         17. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Agreement (and in any instrument delivered by or on behalf of any party pursuant hereto or in connection with the transactions contemplated hereby) are true on and as of the date so made, will be true in all material respects on and as of the Closing Date, and will survive Close of Escrow and execution, delivery, and recordation of the Deed. In the event that any representation or warranty by a party is untrue, the other party shall have all rights and remedies available at law, in equity, or as provided in this Agreement.

         18. NO ASSUMPTION OF SELLER'S LIABILITIES. Buyer is acquiring only the Property from
Seller and is not the successor of Seller. Buyer does not assume, agree to pay, or indemnify Seller or any other person against any liability, obligation, or expense of Seller or relating in any way to the Property except to the extent. if any, expressly and specifically provided for in this Agreement.

         19. INDEMNIFICATION AND LIABILITIES. Subject to the limitations and other provisions contained in this Agreement, Seller shall, and it hereby does, indemnify and agree to pay, defend, and hold harmless Buyer from any liability, obligation, action, suit. judgment, fine, award, loss, claim, demand, or expense (including attorneys' fees) arising from any act or omission of Seller pertaining in any manner to the Property for the period of time prior to the Close of Escrow. Buyer does not agree to perform or assume any liability, encumbrance, or obligation of any kind or character whatsoever relating in any manner to all or any part of the Property: (i) except as specifically provided herein; and (ii) except that Buyer agrees to pay, defend, indemnify, and hold harmless Seller from any liability, obligation, action, suit, judgment, fine, award, loss, claim, demand, or expense (including attorneys' fees) arising from any act or omission of Buyer, Buyer's agents and employees, and any independent contractor whose services are retained by Buyer, in connection with any inspection or testing of or on the Property conducted pursuant to the provisions of this Agreement.

         20. REMEDIES.

              (a) In the event of default by Buyer, Seller may elect the to cancel this Agreement and to retain the Earnest Money (if any), together with all accrued interest as liquidated damages, if Seller retains said Earnest Money as its damages thereafter neither party shall have any further obligations to the other under this Agreement. Upon default by Buyer, Seller may forego its liquidated damages remedy and elect any remedy available at law and/or equity to enforce the terms and conditions of this Agreement.

              (b) In the event of default by Seller, Buyer may: (i) cancel this Agreement by written notice to Seller and Escrow Agent, in which event Escrow Agent shall, after confirmation of the default with the Seller, return to Buyer all Earnest Money deposited by Buyer together with all other documents Buyer has deposited with Escrow Agent in connection with this escrow in which case Buyer and Seller shall have no other rights or obligations under this Agreement; or
(ii) proceed to enforce the rights and remedies available to Buyer under this Agreement, at law or in equity.

         21. NOTICES. Notices required or permitted hereunder shall be given in writing and personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, or by a nationally recognized overnight courier service (e.g., Federal Express, DEL)

         To Seller:          Roger and Barbara Major
                             14660 S. Highway 191
                             Elfrida, Arizona 85610

         To Buyer:           Thomas B. Chandler

                             -----------------------------

                             -----------------------------

         To Escrow Agent:    Fidelity National Title Company
                             5151 F. Broadway Blvd. Suite 185
                             Tucson, AZ 85711

or at any other address designated by Buyer, Seller, or Escrow Agent, in writing, and any such notice of communication shall be deemed to have been given as of the date of delivery, if hand or courier delivered, or as of three days after the date of mailing, if mailed certified, return receipt requested, postage prepaid. Copies of all notices or communications to Buyer or Seller shall be hand or courier delivered or mailed, in the manner set forth above, to Escrow Agent, and copies of all notices by Buyer or Seller to Escrow Agent shall be hand or courier delivered or mailed, in the manner set forth above, to the other party.

         22. ATTORNEYS' FEES. In the event suit is brought or an attorney is retained by any party to this Agreement to seek interpretation or construction of any term or provision of this Agreement, to enforce the terms of this Agreement, to collect any money due, or to obtain any money damages or equitable relief for breach, the prevailing party shall be entitled to recover, in addition to any other available remedy, reimbursement for reasonable attorneys' fees, court costs, costs of investigation, and other related expenses.

         23. INTENDED AGREEMENT. This Agreement is the result of arms-length negotiations between parties of roughly equivalent bargaining power and expresses the complete, actual, and intended agreement of the parties. This Agreement shall not be construed for or against either party as a result of its participation, or the participation of its counsel, in the preparation and/or drafting of this Agreement or any exhibits hereto.

         24. RELATIONSHIP. This Agreement shall not be construed as creating a joint venture, partnership, or any other cooperative or joint arrangement between Buyer and Seller, and it shall be construed strictly in accordance with its terms.

         25. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors in interest and permitted assigns.

         26. FURTHER INSTRUMENTS AND DOCUMEnts. Each party hereto shall, promptly upon the request of the other party or Escrow Agent, acknowledge and deliver to the other party or Escrow Agent any and all further instruments, documents and assurances reasonably requested or appropriate to evidence or give effect to the provisions of this Agreement.

         27. INTEGRATION CLAUSE: NO ORAL MODIFICATION. This Agreement represents the entire agreement of the parties with respect to its subject matter, and all agreements, oral or written, entered into prior to this Agreement are revoked and superseded by this Agreement. No representations, warranties, inducements, or oral agreements have been made by any of the parties except as expressly set forth herein, or in other contemporaneous written Agreements. This Agreement may not be changed, modified, or rescinded, except in a writing, signed by all parties hereto, and any attempt at oral modification of this Agreement shall be void and of no effect.

         28. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Arizona. Any action brought to enforce or construe any provision of this Agreement shall be maintained in the Superior Court of the State of Arizona in and for the County of Cochise, or other county as mutually agreed by the parties.

         29. SEVERABILITY. If any provision of this Agreement is declared void or unenforceable, such provision shall be deemed severed from this Agreement, and this Agreement shall otherwise remain in full force and effect.

         30. WAIVER. Failure of any party to exercise any right, remedy, or option arising out of a breach of this Agreement shall not be deemed a waiver of any right, remedy, or option with respect to any subsequent or different breach, or the continuance of any existing breach.

         31. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all the counterparts shall be deemed to constitute one instrument, and each counterpart shall be deemed an original. If counterparts are employed then, upon Close of Escrow, Escrow Agent shall assemble all counterpart signature pages into a single document containing all original signatures, and this document shall be delivered to Buyer's counsel with copies of the document (including all signatures) to be delivered contemporaneously, by Escrow Agent, to Seller, Seller's counsel and Buyer.

         32. TIME OF ESSENCE. Time is hereby declared to be of the essence for the performance of all conditions and obligations under this Agreement.

         33. CONSTRUCTION/INTERPRETATION. The captions and paragraph headings used in this Agreement are for convenience and reference only and are not intended to define, limit, or describe the scope or intent of any provision of this Agreement. When used herein, the terms "include" or "including" shall mean without limitation by reason of the enumeration. All grammatical usage herein shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the person or persons may require. The term "person" shall include an individual, corporation, partnership, trust, estate, or any other entity. If the last day of any time period stated herein shall fall on a Saturday, Sunday, or legal holiday in the State of Arizona, then the duration of such time period shall be extended so that it shall end on the next succeeding day which is not a Saturday, Sunday, or legal holiday in the State of Arizona.

         34. REMEDIES NOT EXCLUSIVE. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each remedy shall be cumulative and shall be in addition to every' other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies shall not constitute a waiver of the right to pursue other remedies available under this Agreement, at law or in equity

         35. FOREIGN TAX WITHHOLDINGS. Seller shall provide to Buyer and Escrow Agent at Closing appropriate affidavits stating that it is not a foreign person and that no withholding is required pursuant to Internal Revenue Code ss. 1445. In the event such affidavits are not forthcoming or in the event either Escrow Agent or Buyer knows or has reason to know that they are false, Escrow Agent is hereby irrevocably authorized and directed to withhold 10% of Seller's proceeds of the purchase price pursuant to Code ss. 1445 for disposition in accordance therewith and in accordance with applicable regulations.


         IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement on the dates set forth below.

                                                SELLER:


         Date:    8/22/02                       /s/ BARBARA MAJOR
               -------------------              --------------------------------
                                                Barbara Major

         Date:    8/22/02                       /s/ ROGER MAJOR
               -------------------              --------------------------------
                                                Roger Major


                                                BUYER:


         Date:    8/26/02                       By: /s/ THOMAS L. CHANDLER
               -------------------              --------------------------------
                                                Thomas L [handwritten]. Chandler


                                                ESCROW AGENT:


         Date:    8/22/02                       By:
               -------------------                  ----------------------------

                                                Its:
                                                     ---------------------------

                                   SCHEDULE C1
                              PROPERTY DESCRIPTION

 - 7.404 +/- acres (430' x 750") of real property, legal description:

A portion of the northwest quarter of Section 34, Township 18 south, Range 26 east, Gila and Salt River Meridian. Cochise County, Arizona, more particularly described as:

Commencing at the northwest corner of said Section 34, then South
0(degree)03'00" West, 560.00 ft. along the west line of Section 34 TO the True Point of Beginning;

Then continuing S 0(degree)03'00" W, 430.00 ft along the west line of Section
34;

Then S 89(degree)55'22" E, 750.00 ft.;

Then N 0(degree)03'00" E, 430.00 ft. parallel to the west line of Section 34;

Then N 89(degree)55'22" W, 750.00 ft. to the True Point of Beginning.

Including and easement for State Highway 191, consisting of the West 50 feet of the above described property, as recorded in Docket 127, Page 522, Cochise County Recorder's Office.


- 3,900 + square foot residence, and all fixtures, but NOT including the following:
          Various personal belongings to be disclosed to Buyer and removed prior to closing.

-  32' X 52" Garage and Workshop.

-  10' X 10" Water Valve Shed.

-  One (1) Olson One Tower Center Pivot Sprinkler.

                                    EXHIBIT D

                    FARM PROPERTY PURCHASE AND SALE AGREEMENT


          SELLER:     Roger and Barbara Major

          BUYER:      Penge Corporation, a Nevada Corporation

          ESCROW AGENT: Fidelity National Title Company

          ESCROW NUMBER: ______________________


         1. BINDING AGREEMENT. This agreement ("Agreement") is entered into by Penge Corporation, a Nevada Corporation ("Buyer") and Roger and Barbara Major ("Seller"). This Agreement shall constitute a binding contract between Seller and Buyer for the purchase and sale of the real property, improvements, and water rights described in Schedule D1 attached hereto and incorporated by this reference (the "Property").

         2. ACCEPTANCE. Opening and Close of Escrow. The offer represented by this Agreement shall be deemed accepted upon Buyer's and Seller's execution and delivery of a counterpart of this Agreement. Escrow shall be opened when (i) one fully executed or counterparts of this Agreement executed by Seller and Buyer, respectively, have been delivered to Escrow Agent, along with any Earnest Money Deposit ("Opening of Escrow"). Escrow Agent shall advise Seller and Buyer, in writing, of the Opening of Escrow and the date thereof Consummation of the purchase of the Property contemplated hereby (the "Close of Escrow" or `Closing") shall take place on or before September 30, 2002. On or before Closing, each party shall execute and deliver such documents and perform such acts as are provided for herein. All monies and documents required to be delivered under this Agreement shall be deposited in escrow on or before Close of Escrow. This Agreement is contingent upon the execution and closing of the Purchase Agreement, Receipt and Escrow Instructions ("Business Purchase Agreement"), dated August 14. 2002, relating to the sale of a Christmas Tree Farm located at 14660 5. Highway 191, Elfrida, Cochise County, Arizona, and the execution and closing of all Exhibits and Agreements related to said Purchase Agreement.

         3. TITLE INSURANCE: CONVEYANCE OF TITLE. The Property, including all rights and privileges appurtenant to or arising from the Property, shall be conveyed by Seller to Buyer upon Close of Escrow by special warranty deed (the "Deed"). The Property shall be conveyed by Buyer free and clear of all matters, claims, liens, and encumbrances except: (i) taxes not yet due and payable at Close of Escrow; (ii) reservations in patents from the United States or the State of Arizona; and (iii) any other matters disclosed by the preliminary title report (or any amended report) which are deemed waived or approved by Buyer in accordance with this Agreement. Escrow Agent shall issue or cause to be issued an extended coverage owner's policy of title insurance in the amount of the Purchase Price, for which one-half will be paid for by Seller and one-half by Buyer.

         4. CONVEYANCE BY SPECIAL WARRANTY DEED: AFFIDAVIT OF VALUE. Seller shall duly execute acknowledge and deliver to Escrow Agent. for recordation upon Close of Escrow. a special warranty deed, on Escrow Agent's standard form, conveying title to the Property to Buyer. Buyer and Seller shall execute, acknowledge, and deliver to Escrow Agent an Affidavit of Property Value.

         5. POSSESSION. Upon Close of Escrow, Seller shall vacate the Property and deliver possession to Buyer, and all risk of loss of, or damage to, the Property from any source shall, at that time, pass to and become the sole responsibility of Buyer.

         6. PAYMENT OF PURCHASE PRICE.

                  (a) The Purchase Price for the Property shall be $ 380,000.00, financed entirely by the Seller as a portion of the $600,000.00 Promissory Note as set out in Exhibit E2 of the Business Purchase Agreement. Receipt and Escrow Agreement, incorporated herein by this reference. The Purchase Price shall be allocated as per Price Allocation Exhibit H.

                  (b) The Promissory Note shall be secured by a deed of trust, which shall not be subordinated to any other loan without the prior written consent of the Seller, such consent within the sole discretion of Seller.

                  (c)      Earnest Money Deposit - $3,333.33

         7. CLOSING: FEES. TAXES, AND ASSESSMENTS: COSTS. Escrow shall close on or before September 30, 2002. Real property taxes shall be prorated to the Close of Escrow, and all recording fees, escrow service fees, and other Escrow closing costs shall be charged by Escrow Agent to, and paid by, one-half by Seller and one-half by Buyer, unless payment of such costs is specifically provided for in this Agreement (and, specifically, in the Escrow Instruments). Seller shall pay in full, at Close of Escrow, any existing improvement lien or other assessment affecting the Property, whether such liens or assessments are then due and payable, bonded, or otherwise due on one or more future dates.

         8. EXPENSES OF ESCROW. Title insurance premiums, loan fees, and all other costs or expenses of escrow shall be paid as follows:

                  (a) The cost of securing the title insurance policy to be issued by Escrow Agent referred to in this Agreement shall be paid one-half by Seller and one-half by Buyer.:

                  (b) The cost of recording the Deed described herein and of filing the Affidavit of Real Property Value (if any) shall be paid one-half by Seller and one-half by Buyer.;

                  (c) All other expenses of escrow shall be paid one-half by Seller and one-half by Buyer.

         9. BUYER'S CONTINGENCIES. Buyer's obligation to consummate the transactions contemplated by this Agreement is subject to satisfaction of all of the following conditions precedent (any or all of which may be waived by Buyer, but, except as otherwise provided herein, only in a writing signed by Buyer or its duly authorized agent):

                  (a) STATUS OF TITLE. Seller shall cause Escrow Agent. as soon as is reasonably possible after execution of this Agreement, to provide Buyer and Seller with a preliminary report of the title to the Property, disclosing all matters of record which relate to the title to the Property and Escrow Agent's requirements for both closing the escrow created by this Agreement and issuing the policy of title insurance described in paragraph 2 of this Agreement. At such time as Buyer receives the preliminary title report (and any amended report adding additional title exceptions), Seller shall also cause legible copies of all instruments referred to in the report or amended report to be furnished to Buyer. Buyer shall have ten (10) days after receipt of the preliminary title report (and any amended report adding additional title exceptions) and the furnishing of all instruments described in the report, to object in writing to any matter shown in the report. If Buyer fails to object within the ten (10) day period, the condition of title to the Property shall be deemed approved by Buyer. In the event Buyer does object in writing to any matter disclosed in the preliminary title report or any amended report, Seller shall attempt, in good faith and using due diligence, to remove such objection before Close of Escrow. If any such matter cannot be removed after Seller's attempts to do so, Seller shall so notify Buyer, in writing, and Buyer shall elect within two (2) days after receipt of Seller's notice to either: (i) cancel this Agreement and receive return of all Earnest Money paid, together with any interest accrued thereon; or (ii) close escrow waiving and taking title subject to such matters. Failure of Buyer to give notice to Seller of Buyer's election shall constitute an election by Buyer to waive the objection.

                  (b) SELLER'S PROPERTY DISCLOSURE STATEMENT. Within five (5) days of the date of this Agreement, Seller shall provide Buyer with a current Arizona Association of Realtors approved Vacant Land Property Disclosure Statement.

                  (c) INVESTIGATION AND INSPECTION. Buyer shall have from the date of this Agreement until September 16, 2002, to examine the Property at any reasonable time with any persons whom it shall designate ("Inspection Period"). Seller shall reasonably permit access to the Property by Buyer and the persons so designated by it and shall afford them the opportunity to inspect and perform any tests upon the Property. Buyer shall, in good faith during the Inspection Period, conduct all such inspections, investigations, and tests and be responsible for returning the Property to substantially the condition in which it was prior to the time of any entry. Further, Buyer shall have until the end of the Inspection Period to investigate any and all other matters concerning the Property, including zoning; access; easements; the availability of water, sewer, and other utilities and services to the Property; availability of financing; the existence and effect of electrical, agricultural, improvement, or other districts or associations; future installments or obligations relating to assessments and improvement liens; and any restrictions or other matters concerning the Property. In the event Buyer, after conducting in good faith such inspections, investigations, and tests, in its sole discretion, in light of its investigation and review, determines that the Property or any part thereof is not suitable for its purposes, then Buyer may elect at any time on or prior to the end of the Inspection Period to cancel this Agreement by written notice to Escrow Agent, in which event Escrow Agent shall return to Buyer all Earnest Money deposited (if any), and any interest accrued thereon together with all other documents Buyer deposited with Escrow Agent in connection with the escrow, and Escrow Agent shall return to Seller all documents Seller deposited with Escrow Agent in connection with the escrow, and thereupon this Agreement shall be deemed null and void and neither party shall have any further obligation or liability under this Agreement. If Buyer does not elect to cancel the escrow on or prior to the end of the Inspection Period. Buyer shall be deemed to have approved all matters concerning the Property, except as otherwise provided in this paragraph.

         10. SELLER'S CONTINGENCY. At time of scheduled Closing Seller will have already planted a squash crop on the property. Buyer agrees this planted squash crop will remain the sole property of the Seller after closing and Buyer agrees to allow Seller full access to the property from and after the date of Closing to irrigate, cultivate, maintain, harvest, pack and ship Seller's crop. Buyer also agrees to allow Seller frill use of the packing building and packing equipment on the property. Seller agrees to reimburse Buyer for the full cost of utilities used by Seller during this period. The Squash harvest is scheduled to take place sometime between September 25, 2002 and October 17, 2002.

         11. TESTS. Buyer, its agents, and designees. shall have the right to enter upon the Property at all times prior to Close of Escrow for the purposes of inspecting the Property and making, preparing, and obtaining any tests, surveys, or studies it may desire including, without limitation, any drainage, percolation, and soil tests and studies. and other engineering or archaeological tests and studies. Buyer agrees to indemnify, pay, defend, and hold harmless

Seller from all claims and liabilities for personal injury or physical property damage, or mechanics' or materialmen's liens, which max' be asserted against Seller as a result of any entry by Buyer, its agents, or designees onto the Property. Promptly after the completion of any tests, Buyer shall return the Property to essentially the condition existing prior to the conduct of the tests.

         12. DOCUMENTS PERTAINING TO THE PROPERTY. Upon execution of this Agreement, Seller shall allow Buyer to inspect and copy any and all information, data, documents, and other materials in Seller's possession or reasonably available to Seller relating to the property. Seller shall deliver the original of the information, data, documents, and materials in Seller's possession to Buyer at the Close of the Escrow and Seller's interest in them shall pass to Buyer as of the Close of the Escrow.

         13. INFORMATION: LIMITATION ON LIABILITY. Buyer acknowledges that any tax information, engineering data, feasibility or marketing reports, soil reports, or other information of any kind or nature relating to the Property which Buyer has received or may receive from Seller or its agents, is, will be, or has been furnished on the express condition that Buyer shall make its own independent verification of the accuracy of the information. Buyer agrees that it shall not attempt to assert any liability against Seller by reason of Seller's having furnished such information or by reason of any such information becoming or proving to have been incorrect or inaccurate in any respect, and Buyer does hereby covenant and agree to defend, pay, indemnify, and hold Seller harmless from and against any and all such claims of liability by any person or entity.

         14. NO WARRANTIES. Buyer agrees that the Property shall be purchased in an "as-is" and "where-is" condition, with no representation or warranty of any type or nature being made by Seller, except as specifically set forth herein. Buyer acknowledges and agrees that it is purchasing the Property and all improvements. structures. and buildings thereon solely upon the basis of its investigation and inspection described above and not on the basis of any representation, express or implied, written or oral, made by Seller. Without limiting the generality of the foregoing. Seller makes no warranty as to the sufficiency of the Property for Buyer's purposes, the square footage condition, or acreage contained within the Property, the sufficiency or completeness of any plans for the Property, the approval of the county of any plans, plats, zoning, or other development items relating to the Property, or as to any improvements on the Property

         15. SELLER'S REPRESENTATIONS. Warranties, and Covenants. Seller warrants, represents, and covenants that:

                  (a) Except as reflected in the preliminary title report at the time of execution of this Agreement. there are no claims, actions, suits, or other proceedings pending or threatened by any governmental department or agency or any other corporation, partnership, entity, or person whomsoever, nor any voluntary actions or proceedings contemplated by Seller, which in any manner or to any extent may detrimentally affect Buyer's right, title, or interest in and to the Property or the value of the Property or Seller's ability to perform Seller's obligations under this Agreement.

                  (b) Seller owns the Property in fee simple absolute, subject only to the matters reflected in the preliminary title report.

                  (c) There is no pending or threatened condemnation or similar proceeding affecting any part of the Property, and Seller has not received any notice of any such proceeding and has no knowledge that any such proceeding is contemplated.

                  (d) No work has been performed or is in progress at the Property and no materials have been furnished to the Property which might give rise to mechanic's, materialman's, or other liens against any part of the Property.

                  (e) Seller is not prohibited from consummating the transactions contemplated by this Agreement by any law, regulation, agreement, instrument, restriction, order, or judgment.

                  (p) The Property is, as of the date of this Agreement, zoned RU-4 by the County of Cochise. Seller may consent to, request, or apply for any change in such zoning with respect to the Property, but will give notice to Buyer of any such request.

         16. WATER RIGHTS. At Close of Escrow, Seller shall, without further act, be deemed to have assigned, transferred, conveyed, and set over unto Buyer all of the grandfathered water rights, well rights, groundwater rights, and surface water rights, if any, with respect to the Property, and Seller agrees, if so requested by Buyer, to make, execute, and deliver an assignment of or deed to such rights in such form as Buyer may reasonably require at or after Close of Escrow to evidence the same.

         17. BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer warrants, represents, and covenants that:

                  (a) Buyer has full power and authority to enter into and perform this Agreement in accordance with its terms.

                  (b) Buyer is a sophisticated and knowledgeable commercial, industrial or farm user who is familiar with the special characteristics of the Property and has ready access to any legal and financial advice which may be necessary to meet Buyer's obligations hereunder.

                  (c) Buyer acknowledges that it has prior to close of escrow inspected and investigated the Property and has entered into this Agreement based upon such inspection and investigation and its own examination of the condition of the Property (including the presence or absence of any radioactive, hazardous, petroleum-based, or toxic substances), and Seller is hereby released from all responsibility regarding the valuation or condition of the Property. Buyer agrees to accept the Property in its present condition "AS IS".

                  (d) Buyer acknowledges that no person acting on behalf of Seller is authorized to make, and by execution of this Agreement. Buyer acknowledges that no person acting or purporting to act on behalf of Seller has made, any representation, warranty, guaranty, or promise, whether oral or written, except as set forth in this Agreement; and any agreement. statement, representation, or promise made by any person which is not contained in this Agreement shall not be valid or binding upon Seller.

                  (e) Buyer represents that it is a duly formed, validly existing Nevada Corporation with full power and authority to execute this Agreement.

                  (f) Buyer represents that it has readily available funds to perform under the terms of this Agreement.

         18. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Agreement (and in any instrument delivered by or on behalf of any party pursuant hereto or in connection with the transactions contemplated hereby) are true on and as of the date so made, will be true in all material respects on and as of the Closing Date, and will survive Close of Escrow and execution, delivery, and recordation of the Deed. In the event that any representation or warranty by a party is untrue, the other party shall have all rights and remedies available at law, in equity, or as provided in this Agreement.

         19. NO ASSUMPTION OF SELLER'S LIABILITIES. Buyer is acquiring only the Property from Seller and is not the successor of Seller. Buyer does not assume, agree to pay, or indemnify Seller or any other person against any liability, obligation, or expense of Seller or relating in any way to the Property except to the extent, if any. expressly and specifically provided for in this Agreement.

         20. INDEMNIFICATION AND LIABILITIES. Subject to the limitations and other provisions contained in this Agreement, Seller shall, and it hereby does. indemnify and agree to pay, defend, and hold harmless Buyer from any liability, obligation, action, suit, judgment, fine, award, loss, claim, demand, or expense (including attorneys' fees) arising from any act or omission of Seller pertaining in any manner to the Property for the period of time prior to the Close of Escrow. Buyer does not agree to perform or assume any liability, encumbrance, or obligation of any kind or character whatsoever relating in any manner to all or any part of the Property: (i) except as specifically provided herein; and (ii) except that Buyer agrees to pay, defend, indemnify, and hold harmless Seller from any liability. obligation. action. suit, judgment, fine, award, loss, claim, demand, or expense (including attorneys' fees) arising from any act or omission of Buyer, Buyer's agents and employees. and any independent contractor whose services are retained by Buyer. in connection with any inspection or testing of or on the Property conducted pursuant to the provisions of this Agreement.

         21. REMEDIES.

                  (a) In the event of default by Buyer, Seller may elect the to cancel this Agreement and to retain the Earnest Money (if any), together with all accrued interest as liquidated damages; if Seller retains said Earnest Money as its damages thereafter neither party shall have any further obligations to the other under this Agreement. Upon default by Buyer, Seller may forego its liquidated damages remedy and elect any remedy available at law and/or equity to enforce the terms and conditions of this Agreement.

                  (b) In the event of default by Seller, Buyer may: (i) cancel this Agreement by written notice to Seller and Escrow Agent, in which event Escrow Agent shall, after confirmation of the default with the Seller, return to Buyer all Earnest Money deposited by Buyer together with all other documents Buyer has deposited with Escrow Agent in connection with this escrow in which case Buyer and Seller shall have no other rights or obligations under this Agreement; or (ii) proceed to enforce the rights and remedies available to Buyer under this Agreement, at law or in equity.

         22. NOTICES. Notices required or permitted hereunder shall be given in writing and personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, or by a nationally recognized overnight courier service (e.g.. Federal Express, DHL) addressed as follows:

To Seller:              Roger and Barbara Major
                        14660 5. Highway 191
                        Elfrida, Arizona 85610

To Buyer:               Penge Corporation,
                        Attn: Kirk Fischer
                        1930 Village Center Circle 3, # 446
                        Las Vegas, Nevada 89134

To Escrow Agent:        Fidelity National Title Company
                        5151 E. Broadway Blvd. Suite 185
                        Tucson. AZ 85711
or at any other address designated by Buyer, Seller, or Escrow Agent, in writing, and any such notice of communication shall be deemed to have been given as of the date of delivery, if hand or courier delivered, or as of three days after the date of mailing, if mailed certified, return receipt requested. postage prepaid. Copies of all notices or communications to Buyer or Seller shall be hand or courier delivered or mailed, in the manner set forth above, to Escrow Agent, and copies of all notices by Buyer or Seller to Escrow Agent shall be hand or courier delivered or mailed, in the manner set forth above, to the other party.

         23. NO ASSIGNMENT. This Agreement shall not be assigned, conveyed, or transferred by Buyer to any other party without the express prior written consent of Seller (which consent may be withheld in Seller's sole discretion). and any attempted assignment of this Agreement without Seller's prior written consent shall be null and void (and vest no rights or interest in the purported assignee) and shall, at the election of Seller, constitute a default by Buyer. Seller's consent to assignment of Buyer's interest herein shall not be deemed a consent to any further or additional assignment, and may be conditioned upon Buyer's assignee's assumption and agreement to be bound by all terms and conditions of this Agreement, provided that Seller's consent to any such assignment by Buyer shall not release Buyer from any obligations under this Agreement, notwithstanding the assumption by Buyer's assignee of all of Buyer's obligations.

         24. ATTORNEYS' FEES. In the event suit is brought or an attorney is retained by any party to this Agreement to seek interpretation or construction of any term or provision of this Agreement, to enforce the terms of this Agreement, to collect any money due, or to obtain any money damages or equitable relief for breach, the prevailing party shall be entitled to recover, in addition to any other available remedy, reimbursement for reasonable attorneys' fees, court costs, costs of investigation, and other related expenses.

         25. INTENDED AGREEMENT. This Agreement is the result of arms-length negotiations between parties of roughly equivalent bargaining power and expresses the complete, actual, and intended agreement of the parties. This Agreement shall not be construed for or against either party as a result of its participation, or the participation of its counsel, in the preparation and/or drafting of this Agreement or any exhibits hereto.

         26. RELATIONSHIP. This Agreement shall not be construed as creating a joint venture, partnership, or any other cooperative or joint arrangement between Buyer and Seller, and it shall be construed strictly in accordance with its terms.

         27. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors in interest and permitted assigns.

         28. FURTHER INSTRUMENTS AND DOCUMENTS. Each party hereto shall, promptly upon the request of the other party or Escrow Agent, acknowledge and deliver to the other party or Escrow Agent any and all further instruments, documents and assurances reasonably requested or appropriate to evidence or give effect to the provisions of this Agreement.

         29. INTEGRATION CLAUSE: NO ORAL MODIFICATION. This Agreement represents the entire agreement of the parties with respect to its subject matter, and all agreements, oral or written, entered into prior to this Agreement are revoked and superseded by this Agreement. No representations, warranties, inducements, or oral agreements have been made by any of the parties except as expressly set forth herein, or in other contemporaneous written Agreements. This Agreement may not be changed, modified, or rescinded, except in a writing, signed by all parties hereto, and any attempt at oral modification of this Agreement shall be void and of no effect.

         30. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Arizona. Any action brought to enforce or construe any provision of this Agreement shall be maintained in the Superior Court of the State of Arizona in and for the County of Cochise, or other county as mutually agreed by the parties.

         31. SEVERABILITY. If any provision of this Agreement is declared void or unenforceable, such provision shall be deemed severed from this Agreement, and this Agreement shall otherwise remain in full force and effect.

         32. WAIVER. Failure of any party to exercise any right, remedy, or option arising out of a breach of this Agreement shall not be deemed a waiver of any right, remedy, or option with respect to any subsequent or different breach, or the continuance of any existing breach.

         33. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all the counterparts shall be deemed to constitute one instrument, and each counterpart shall be deemed an original. If counterparts are employed then, upon Close of Escrow, Escrow Agent shall assemble all counterpart signature pages into a single document containing all original signatures, and this document shall be delivered to Buyer's counsel with copies of the document (including all signatures) to be delivered contemporaneously. by Escrow Agent, to Seller, Seller's counsel and Buyer.

         34. TIME OF ESSENCE. Time is hereby declared to be of the essence for the performance of all conditions and obligations under this Agreement.

         35. CONSTRUCTION/INTERPRETATION. The captions and paragraph headings used in this Agreement are for convenience and reference only and are not intended to define, limit, or describe the scope or intent of any provision of this Agreement. When used herein, the terms "include" or "including" shall mean without limitation by reason of the enumeration. All grammatical usage herein shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the person or persons may require. The term "person" shall include an individual, corporation. partnership, trust, estate, or any other entity. If the last day of any time period stated herein shall fall on a Saturday, Sunday, or legal holiday in the State of Arizona, then the duration of such time period shall be extended so that it shall end on the next succeeding day which is not a Saturday, Sunday, or legal holiday in the State of Arizona.

         36. REMEDIES NOT EXCLUSIVE. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies shall not constitute a waiver of the right to pursue other remedies available under this Agreement, at law or in equity.

         37. FOREIGN TAX WITHHOLDINGS. Seller shall provide to Buyer and Escrow Agent at Closing appropriate affidavits stating that it is not a foreign person and that no withholding is required pursuant to Internal Revenue Code ss. 1445. In the event such affidavits are not forthcoming or in the event either Escrow Agent or Buyer knows or has reason to know that they are false, Escrow Agent is hereby irrevocably authorized and directed to withhold 10% of Seller's proceeds of the purchase price pursuant to Code ss. 1445 for disposition in accordance therewith and in accordance with applicable regulations.



         IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement on the dates set forth below.

                                              SELLER:


         Date:    9/27/02                     /s/ BARBARA MAJOR
               ---------------------          ----------------------------------
                                              Barbara Major

         Date:    9/27/02                     /s/ ROGER MAJOR
               ---------------------          ----------------------------------
                                              Roger Major


                                              BUYER:


         Date:    9/27/02                     By:  /s/ KIRK FISCHER
               ---------------------              ------------------------------
                                              Kirk Fischer, President, Penge
                                              Corporation

         Date:    9/27/02                     By:  /s/ JIM FISCHER
               ---------------------              ------------------------------
                                              Jim Fischer, Vice President, Penge
                                              Corp.


                                              ESCROW AGENT:
                                              Fidelity National Title Company


         Date:                                By:
               ---------------------              ------------------------------
                                              Its:
                                                  ------------------------------

                                   SCHEDULE D1
                                   -----------
                              PROPERTY DESCRIPTION
                              --------------------

- 271.964 acres of farm land, legal description (or survey information):

A parcel of land in Section 34, Township I S south, Range 26 east, Gila and Salt River Meridian, Cochise County. Arizona, more particularly described as:

The north half of said Section 34, EXCEPT the north half of the north half of the north half of the north half of the section.

INCLUDING an easement for the ingress and egress across the north 30 feet of the subject parcel, as recorded at fee number 000821845, Cochise County Recorder's Office.

AND INCLUDING an easement for Highway 191, consisting of the west fifty feet of the subject parcel, recorded in Docket 127, Page 522, Cochise County Recorder's Office.

AND EXCEPTING the following described parcel:

Commencing at the northwest corner of said Section 34. then South
0(degree)03'00" West, 560.00 ft. along the west line of Section 34 TO the True Point of Beginning;

Then continuing S 0(degree)03'00" W, 430.00 ft along the west line of Section
34;

Then S 89(degree)55'22" E, 750.00 ft.;

Then N 0(degree)03'00" E, 430.00 ft. parallel to the west line of Section 34;

Then N 89(degree)55'22" W, 750.00 ft. to the True Point of Beginning.

Including and easement for State Highway 191, consisting of the West 50 feet of the above described property, as recorded in Docket 127, Page 522. Cochise County Recorder's Office.


- All Tree Crops being grown on the Property.
- Two (2) Lockwood 2100 Center Pivot Sprinkler Systems.
- Miscellaneous farm buildings and structures, further described as:
         40' X 75' Butler Farmstead II Metal Shop/Equipment Barn.
         50' X 200' Metal Packing Shed with a 30' X 120' Lean-to.
         20" X 84' Greenhouse with Heating and Cooling System.
         All buildings and structures are sold as-is, where-is.
- Wells and all water rights appurtenant thereto including:
         Arizona Department of Water Resources, Well numbers 55-606652, 55-606653, and 55-84997.
- Underground Water Distribution System - All fences on property

                                   EXHIBIT E1

                                 PROMISSORY NOTE
                                 ---------------

$200.000.00                                              Cochise County, Arizona
                                                              September 27, 2002


         FOR VALUE RECEIVED. Penge Corporation, a Nevada Corporation located at 1930 Village Center Circle 3, Suite 446, Las Vegas, NV 89134 (hereinafter "Maker"), promises to pay Steven Sutherland, (Holder), at 5120 N. Indian Horse Trail, Tucson, Arizona, or at such other place as Holder may from time to time designate in writing, in lawful money of the United States of America, the principal sum of Two Hundred Thousand and No/l00 Dollars ($200,000.00), together with interest on the principal outstanding from time to time (the "Principal Balance") from the date of this promissory note (this "Note") until paid, at the rate of seven percent (7%) per annum, compounded monthly. Payments shall be payable as follows:

              a. Fifty Thousand Dollars and 00/100 ($50,000) principle and interest due on March 1, 2003.

              b. Fifty Thousand Dollars and 00/100 ($50,000) principle and interest due on March 1, 2004.

              c. Fifty Thousand Dollars and 00/100 ($50,000) principle and interest due on March 1, 2005.

              d. Fifty Thousand Dollars and 00/100 ($50,000) principle and interest due on March 1, 2006.

              e. Entire balance of principle and interest shall be due on March 1, 2007.

         Any payments hereunder shall be credited first to interest then due, and the remainder to principal. Prepayments of principal, in whole or in part. may be made at any time, without penalty of kind, nature or amount.

         Maker is providing this Note to Holder pursuant to the terms of a Purchase Agreement, Receipt and Escrow Instructions dated August 14, 2002 in which Maker is the "Buyer" and Holder is the "Seller" (the "Escrow Agreement"). and such other documents referenced in the Escrow Agreement, which Agreements are collectively referred to as the "Purchase Agreements".

         This Note is secured by the assets shown in Schedule E1 (the "Security Document") wherein Maker is the "Debtor" and Holder is the "Secured Party," pertaining to those certain assets, rights and property described therein. All agreements, conditions, covenants, provisions and stipulations contained in the Security Document which are to be kept and performed in favor of the Holder and/or the Secured Party are hereby made a part of this Note, fully and completely, to the same extent and with the same force and effect as if they were fully set forth herein, and Maker covenants and agrees to keep and perform them or cause them to be kept and performed strictly in accordance with their terms.

         If any installment payment due under this Note is not paid within fifteen (15) days of its due date and after Makers receipt of a notice of nonpayment, then the Maker shall pay to the Holder a late charge equal to five percent (5%) of the amount so due. In addition to the late charge, any payment due Holder which is more than thirty (30) days past due shall be subject to a default interest rate of fifteen percent (15%). Holder may accelerate this note making all principal, interest and other charges immediately due and payable if Maker is more than thirty (30) days late in making payment and Holder provides Maker with written notice of such acceleration ten (10) business days prior to such acceleration taking effect, and any amounts then due under the Note are not paid within said ten (10) business day period.

         This Note shall be governed and construed according to the laws of the State of Arizona.

         Any instruction by Holder to Maker purporting to change the place of payment must be signed by all Holders to be effective.

                             MAKER'S RIGHT OF OFFSET

         In the event that, after closing of the transactions contemplated in any or all of the Purchase Agreements, any claims are submitted against the business, assets, property or stock which are the subject of any or all of the Purchase Agreements by creditors, taxing authorities, auditors, or any other person, arising out of obligations incurred by any Holder, all Holders collectively, or any of the Holder's businesses, assets or stock which is the subject of the Purchase Agreements, Maker shall have the right to pay such debts or claims and offset from any amounts due under this Note the amount so paid, pursuant to the following procedure:

Maker shall send a copy of any bill, invoice or claim to Holders by certified mail together with a demand for the Holders, or the applicable Holder, within fifteen (15) days of the date of the certified delivery date, to prove that such debt, invoice or claim has been paid in full, or to deliver to Maker a cashier's check payable to the appropriate creditor in the full amount of the debt, invoice or claim. In the event Holders fail to either provide evidence of payment or provide a cashier's check for payment within the fifteen (15) day period set forth above, then Maker shall have the right to pay such debt, invoice or claim and deduct such amount from payments due under this Note. Maker shall reasonably cooperate with Holders where applicable in resolving any disputed claims. Should any disputed claims be resolved to the benefit of the Holder, or the applicable Holder, after the Maker has exercised the right of offset contained herein, and the Maker has received payment for such resolved claim, then Maker agrees to promptly reimburse Holder, or the applicable Holder, for the amount of the payment received by Maker. This Right Of Offset is specifically for the failure of the Seller to have paid all outstanding debts against the Business and for no other reason.

         The prevailing party in any action or arbitration arising out of the terms of this Note shall be entitled to an award of reasonable attorney's fees, court costs, litigation costs and expenses. and expert witness fees and costs.

MAKER:
Penge Corporation


X   /s/ KIRK FISCHER                                 Date:    9/27/02
-------------------------                                  ------------
Kirk Fischer, President


X   /s/ JIM FISCHER                                  Date:    9/27/02
-------------------------                                  ------------
Jim Fischer, Vice President

HOLDER:


X   /s/ STEVEN SUTHERLAND                            Date:    9/27/02
-------------------------                                  ------------
Steven Sutherland

                                   SCHEDULE E1
                                       TO
                                 PROMISSORY NOTE


                       SECURED ASSETS, RIGHTS AND PROPERTY



All outstanding shares of Major Trees, Inc. stock
Name:  Arizona Goldwater Pine
Name:  Texas Lone Star Pine
Name:  Las Vegas Blue Pine
Customer list of Major Trees Inc.
All financial books and records of the business.
All original equipment and furniture transferred in sale.
Phone Number: 520-749-6428

                                   EXHIBIT E2

                                 PROMISSORY NOTE
                                 ---------------


$600,000.00                                              Cochise County, Arizona
                                                             September ____ 2002


         FOR VALUE RECEIVED. Penge Corporation, a Nevada Corporation located at 1930 Village Center Circle 3, Suite 446, Las Vegas, NV 89134 (hereinafter "Maker"), promises to pay jointly to Roger Major and Barbara Major (collectively hereinafter "Holder"), at _____________________________________ Arizona, or at
such other place as Holder may from time to time designate in writing, in lawful money of the United States of America, the principal sum of Six Hundred Thousand and No/100 Dollars ($600,000.00), together with interest on the principal outstanding from time to time (the "Principal Balance") from the date of this promissory note (this "Note') until paid, at the rate of seven percent (7%) per annum, compounded monthly. Payments shall be payable as follows:

              a. One Hundred Fifty Thousand Dollars and 00/100 ($150,000) principal and interest due on March 1, 2003.

              b. One Hundred Fifty Thousand Dollars and 00/100 ($150,000) principal and interest due on March 1, 2004.

              c. One Hundred Fifty Thousand Dollars and 00/100 ($150,000) principal and interest due on March 1, 2005.

              d. One Hundred Fifty Thousand Dollars and 00,/100 ($150,000) principal and interest due on March 1, 2006.

              e. Entire balance of principle and interest shall be due on March 1, 2007.

         Any payments hereunder shall be credited first to interest then due, and the remainder to principal. Prepayments of principal, in whole or in part. may be made at any time, without penalty of kind, nature or amount.

         Maker is providing this Note to Holder pursuant to the terms of a Purchase Agreement, Receipt and Escrow Instructions dated August 14, 2002 in which Maker is the "Buyer" and Holder is the "Seller" (the "Escrow Agreement"). and such other documents referenced in the Escrow Agreement, which Agreements are collectively referred to as the "Purchase Agreements".

         This Note is secured by a Deed of Trust dated the same date as this Note, securing Holder's interest in 272.596+/- acres of farmland located at 14660 S. Highway 191 Elfrida, Arizona (which is the subject of the Escrow Agreement), and by the assets shown in Schedule E2 (the "Security Document") wherein Maker is the "Debtor" and Holder is the "Secured Party," pertaining to those certain assets, rights and property described therein. All agreements, conditions, covenants, provisions and stipulations contained in the Deed of Trust or Security Document which are to be kept and performed in favor of the Holder and/or the Secured Party are hereby made a part of this Note, fully and completely, to the same extent and with the same force and effect as if they were fully set forth herein, and Maker covenants and agrees to keep and perform them or cause them to be kept and performed strictly in accordance with their terms.

         If any installment payment due under this Note is not paid within fifteen (15) days of its due date and after Maker's receipt of a notice of nonpayment, then the Maker shall pay to the Holder a late charge equal to five percent (5%) of the amount so due. In addition to the late charge, any payment due Holder which is more than thirty (30) days past due shall be subject to a default interest rate of fifteen percent (15%). Holder may accelerate this note making all principal, interest and other charges immediately due and payable if Maker is more than thirty (30) days late in making payment and Holder provides Maker with written notice of such acceleration ten (10) business days prior to such acceleration taking effect, and any amounts then due under the Note are not paid within said ten (10) business day period.

         This Note shall be governed and construed according to the laws of the State of Arizona.

         Any instruction by Holder to Maker purporting to change the place of payment must be signed by all Holders to be effective.

                             MAKER'S RIGHT OF OFFSET

         In the event that, after closing of the transactions contemplated in any or all of the Purchase Agreements, any claims are submitted against the business, assets, property or stock which are the subject of any or all of the Purchase Agreements by creditors, taxing authorities, auditors, or any other person, arising out of obligations incurred by any Holder. all Holders collectively, or any of the Holder's businesses, assets or stock which is the subject of the Purchase Agreements, Maker shall have the right to pay such debts or claims and offset from any amounts due under this Note the amount so paid, pursuant to the following procedure:

Maker shall send a copy of any bill, invoice or claim to Holders by certified mail together with a demand for the Holders, or the applicable Holder, within fifteen (15) days of the date of the certified delivery date, to prove that such debt, invoice or claim has been paid in full, or to deliver to Maker a cashier's check payable to the appropriate creditor in the full amount of the debt, invoice or claim. In the event Holders fail to either provide evidence of payment or provide a cashier's check for payment within the fifteen (15) day period set forth above, then Maker shall have the rig to pay such debt. invoice or claim and deduct such amount from payments due under this Note. Maker shall reasonably cooperate with Holders where applicable in resolving any disputed claims. Should any disputed claims be resolved to the benefit of the Holder, or the applicable Holder, after the Maker has exercised the right of offset contained herein, and the Maker has received payment for such resolved claim, then Maker agrees to promptly reimburse Holder, or the applicable Holder, for the amount of the payment received by Maker. This Right Of Offset is specifically for the failure of the Seller to have paid all outstanding debts against the Business and for no other reason.

         The prevailing party in any action or arbitration arising out of the terms of this Note shall be entitled to an award of reasonable attorney's fees, court costs, litigation costs and expenses, and expert witness fees and costs.

MAKER:
Penge Corporation

X   /s/ KIRK FISCHER                                 Date:    9/27/02
  -----------------------                                  ------------
Kirk Fischer, President


X   /s/ JIM FISCHER                                  Date:    9/27/02
-------------------------                                  ------------
Jim Fischer, Vice President

HOLDERS:


   /s/ ROGER MAJOR                                   Date:    9/27/02
  -----------------------                                  ------------
  Roger Major

   /s/ BARBARA MAJOR                                 Date:    9/27/02
  -----------------------                                  ------------

                                   SCHEDULE E2
                                       TO
                                 PROMISSORY NOTE


                       SECURED ASSETS, RIGHTS AND PROPERTY


All 272.596+/- acres of M7 farmland located at 14660 S. Highway 191 Elfrida,
     Arizona
2 Lockwood 2100 Center Pivot Sprinklers
I John Deere 4640 tractor, SN 01 9967R
I John Deere 2840 tractor, SN 347046CD
I S Row Ag Sprayer
1 Will Rich chisel plow
I John Deere disk, 14'
I Westgo 6 Row cultivator
I Tool Carrier
I Wesked Scraper, 12'
1 Toyota Forklift, Model 42-5FG25 5N405FGU25-79 125
1 Bush Hog Shredder, Model 32145 SN 12-01172
1 1965 2 ton truck, Chevrolet
1 900 Gallon Diesel Tank and Pump
I Squash packing line, conveyors, brushes, etc.
Various Shop Equipment including welders, compressors. hand and power tools, parts inventory, tractor and forklift spare parts inventory, pivot sprinkler spare parts inventory, miscellaneous spare parts, etc.
4 Farm Utility trailers, side-dump, 6 Wheel
4 Tree trailers, 4 wheel
1983 Ford F-250, 3/4 ton, 4WD
Misc. toolbars and cultivators
Underground water distribution system
Water Rights as further set forth in the Asset Purchase Agreement (Exhibit "A") Greenhouse with seedling trays and tubes
2 Metal outbuildings
Fencing
All tree inventory and crops located on the property in Elfrida Arizona
Name: M7 Farms
Phone Number: 520-642-3766

                                   EXHIBIT F1
                              CONSULTING AGREEMENT
                               (STEVEN SUTHERLAND)


This Consulting Agreement ("Agreement"), dated September 27, 2002 (the "Effective Date") is between Penge Corporation located at 1930 Village Center Circle 3, Suite 446, Las Vegas, NV 89134 ("Buyer"), and Steven Sutherland ("Seller").

                                    RECITALS:

         A. Buyer and Seller, among other parties, entered into a Purchase Agreement, Receipt and Escrow Instructions dated August 14, 2002 (the "Escrow Agreement") and other agreements referred to therein, to purchase from Seller certain assets and stock of Major Trees, Inc., an Arizona corporation wholly owned by Seller, used by Seller together with certain real and personal property owned by Roger and Barbara Major, husband and wife, dba M7 Farms, in a Christmas tree farming and wholesale business (the "Business") known as M7 Farms located in Elfrida, Arizona.

         B. Seller has owned and operated Major Trees, Inc. over an extended period of time and is a recognized expert in the growing and selling of live elderica pine trees;

         C. Seller has developed, acquired and compiled trade secrets, unique methods and techniques and other valuable confidential and proprietary information necessary to the continued successful operation of the Business;

         D. The Escrow Agreement requires that the Seller will provide management advisory and consulting services to Buyer and such services are further described in this Consulting Agreement.

         E. Buyer has purchased the Business from Seller with the understanding and under the condition that Seller will provide full and complete training to Buyer in all aspects of the Business and will consult with Buyer in connection therewith.

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, including the consideration contained in the Recitals above, and in further consideration of the promises and agreements that follow, the parties agree to the following terms, conditions, covenants and promises:

         2. AREAS AND SCOPE OF CONSULTATION. Seller agrees to provide consulting in all areas of the sales and marketing operation of the Business as well as: pruning, cutting, shipping, marketing, selling and shipping live trees, and compliance with all applicable laws, rules or regulations pertinent to activities conducted in the Business. Seller agrees to provide Buyers with hands-on training and demonstration of the methods and techniques of all areas of consultation described above. Seller is not required to provide or participate in physical labor beyond the occasional hands-on demonstration of methods and techniques necessary to instruct Buyers as to any of the areas of consultation.

         3. TERM. Seller agrees to provide consulting for a period of time commencing as of closing and ending three hundred and sixty (360) days thereafter.

         4. AVAILABILITY OF SELLER. Seller agrees to make himself available to Buyer on an as-needed basis for reasonable telephone and in-person consultation regarding the Business during normal working hours of the Business. Seller understands and agrees that during critical operations such as planting, harvesting, packaging, shipping and sales, Seller will provide training to Buyer in-person and on-premises during normal working hours of the Business as reasonably requested by Buyer within the time limits set forth in section four
(4) below. During non-critical periods of operation, Seller may provide consulting to Buyer via telephone, fax, e-mail or other method of communication unless Buyer reasonably requests Seller to be on-premises. Seller shall notify Buyer in advance of any periods for which Seller is not available, such as during vacations, or shall provide Buyer with appropriate information necessary to contact Seller.

         5. TIME COMMITMENT. Seller and Buyer agree that the number of hours of on-site consultation provided by Seller shall be as-needed and reasonably requested by Buyer. Seller shall not be required to provide more than eight (8) hours of consultation in any one day or thirty (30) hours of consultation in any one month except during tree harvest in the months of November and December when Seller may be required to contribute up to one hundred (100) hours per month as reasonably requested by Buyer. Phone consultation shall be reasonable but unlimited during the term of this Agreement.

         6. TRAVEL. Seller shall be responsible for Seller's reasonable and customary expenses for travel, meals, lodging and communications necessary to perform the consulting services required hereunder. Buyer will reimburse Seller only for any additional travel expenses incurred by Seller in the performance of this Agreement over and above Seller's ordinary travel expenses to and from the farm Business location.

         7. TRADE SHOWS. During the term of this Agreement, Seller agrees to accompany and to assist Buyers in attending and/or exhibiting at industry trade shows as reasonably requested by Buyer. Buyer will be responsible for Seller's travel and lodging expenses associated with the attendance at trade shows.

         8. COMPENSATION. Seller's consultation services are being provided to Buyer as a condition of purchase evidenced by the Escrow Agreement and related agreements signed by Seller and Buyer. Seller is entitled to compensation for the performance of this Agreement in accordance with the allocation set forth in the Price Allocation schedule (Exhibit H).

         9. GENERAL PROVISIONS.

              A. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the successors, assigns, personal representatives and heirs of the parties hereto, and upon execution by all parties, this Agreement shall be absolutely binding, non-assignable and fully enforceable.

              B. SEVERABILITY. In the event that any provision or portion of this Agreement is held to be unenforceable or invalid by any court of competent jurisdiction or arbitration tribunal, the validity and enforceability of the remaining provisions, or portions thereof, shall not be affected thereby and effect shall be given to the intent manifested by the provisions, or portions thereof, held to be enforceable and valid.

              C. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona.

              D. ARBITRATION. This Agreement shall be governed by the arbitration provisions set forth in the Escrow Agreement, which are hereby incorporated herein as if set forth fully in this Agreement.

              E. COUNTERPARTS. This Agreement may be executed in counterparts, and all counterpart signatures shall constitute the whole of this Agreement and be treated as the original Agreement.

              F. NOTICES. All notices, demands or other communications required or permitted to be given hereunder shall be in writing and shall be served upon the other party by personal delivery (including by any nationally-recognized overnight courier service) or by first-class, registered or certified mail, postage prepaid, with return receipt requested, addressed to the parties as follows:

                   To the SELLER:                 With a copy to:

                   Steven Sutherland              Monroe & Associates, P.C.
                   5120 N. Indian Horse Trail     Attn: Michael J. Monroe, Esq.
                   Tucson, Arizona 85749          6280 E. Pima Street
                                                  Tucson, Arizona  85712

                   To the BUYER:                  With a copy to:

                   Penge Corporation              _________________________
                   1930 Village Center Circle 3   _________________________
                   Suite 446                      _________________________
                   Las Vegas, NV 89134            _________________________

                   Notices given by personal delivery shall be deemed to have been given upon delivery to the appropriate address against receipt therefor (or upon refusal of acceptance); and notices given by first-class mail shall be deemed to have been given two (2) days after deposit in the U.S. mail. Each party may designate, from time to time, another address in place of the information set forth above by notifying the other parties in the same manner as provided in this paragraph. If the date of deemed delivery pursuant to this paragraph is not a business day, then any such notice or communication shall be deemed to have been given on the next business day thereafter.

              G. ATTORNEY'S FEES. In the event any action or proceeding is taken to enforce any of the terms or covenants set forth in this Agreement, the prevailing party shall be entitled to an award of reasonable attorney's fees and costs incurred, litigation expenses, expert witness fees and costs.

              H. INCORPORATION OF RECITALS. The Recitals are hereby incorporated in and made part of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have signed their names as of the date and year first above written.


SELLER:


 /s/ STEVEN SUTHERLAND
-------------------------------------
Steven Sutherland



BUYER:
Penge Corporation


-------------------------------------      -------------------------------------
Kirk Fischer                               Jim Fischer

X /s/ KIRK FISCHER                         X /s/ JIM FISCHER
-------------------------------------      -------------------------------------
President                                  Vice President

                                   EXHIBIT F2
                              CONSULTING AGREEMENT
                                  (ROGER MAJOR)


This Consulting Agreement ("Agreement"), dated September 27, 2002 (the "Effective Date") is between Penge Corporation located at 1930 Village Center Circle 3, Suite 446, Las Vegas, NV 89134 ("Buyer"), and Roger Major ("Seller").

                                    RECITALS:

         A. Buyer and Seller, among other parties, entered into a Purchase Agreement, Receipt and Escrow Instructions dated August 14, 2002 (the "Escrow Agreement") and other agreements referred to therein, to purchase from Seller certain real property, personal property and business assets owned and used by Seller in a Christmas tree farming business (the "Business") known as M7 Farms located in Elfrida, Arizona, as well as certain assets and stock owned by Steven Sutherland ("Sutherland") used in connection with the Business;

         B. Seller has owned and operated the Business over a long period of time and is a recognized expert in the growing and selling of live elderica pine trees;

         C. Seller has developed, acquired and compiled trade secrets, unique methods and techniques and other valuable confidential and proprietary information necessary to the continued successful operation of the Business;

         D. The Escrow Agreement requires that the Seller will provide management advisory and consulting services to Buyer and such services are further described in this Consulting Agreement.

         E. Buyer has purchased the Business from Seller with the understanding and under the condition that Seller will provide full and complete training to Buyer in all aspects of the Business and will consult with Buyer in connection therewith.

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, including the consideration contained in the Recitals above, and in further consideration of the promises and agreements that follow, the parties agree to the following terms, conditions, covenants and promises:

         10. AREAS AND SCOPE OF CONSULTATION. Seller agrees to provide consulting in all areas of operation of the Business including but not limited to: seed harvesting, seed planting, green house operations, field planting, cultivating, fertilizing, watering, pruning, cutting and tree harvesting, packaging and shipping, general farm management techniques and equipment operation, shipping live trees, and compliance with all applicable laws, rules or regulations pertinent to activities conducted in the Business. Seller agrees to provide Buyer with hands-on training and demonstration of the methods and techniques of all areas of consultation described above. Seller is not required to provide or participate in physical labor beyond the occasional hands-on demonstration of methods and techniques necessary to instruct Buyer as to any of the areas of consultation.

         11. TERM. Seller agrees to provide consulting for a period of time commencing as of the closing date of sale and ending three hundred and sixty
(360) days thereafter.

         12. AVAILABILITY OF SELLER. Seller agrees to make himself available to Buyer on an as-needed basis for reasonable telephone and in-person consultation regarding the Business during normal working hours of the Business. Seller understands and agrees that during critical operations such as planting and harvesting, Seller will provide training to Buyer in-person and on-premises during normal working hours of the Business. During non-critical periods of operation, Seller may provide consulting to Buyer via telephone, fax, e-mail or other method of communication unless Buyer reasonably requests Seller to be on-premises. Seller shall notify Buyer in advance of any periods for which Seller is not available, such as during vacations, or shall provide Buyers with appropriate information necessary to contact Seller.

         13. TIME COMMITMENT. Seller and Buyers agree that the number of hours of on-site consultation provided by Seller shall be as-needed and reasonably requested by Buyer. However, Seller shall not be required to provide more than eight (8) hours of consultation in any one day or more than thirty (30) hours in any one month except during tree harvest in the months of November and December when Seller may be required to contribute up to one hundred (100) hours per month as reasonably requested by Buyer. Phone consultation shall be reasonable but unlimited during the term of this Agreement.

         14. TRAVEL. Seller shall be responsible for Seller's reasonable and customary expenses for travel, meals, lodging and communications necessary to perform the consulting services required hereunder. Buyer will reimburse Seller only for any additional travel expenses incurred by Seller in the performance of this Agreement over and above Seller's ordinary travel expenses to and from the farm Business location.

         15. TRADE SHOWS. During the term of this Agreement, Seller is not required to assist Buyer in attending and/or exhibiting at industry trade shows.

         16. COMPENSATION. Seller's consultation services are being provided to Buyers a condition of purchase evidenced by the Escrow Agreement and related agreements signed by Seller and Buyer. Seller is entitled to compensation for the performance of this Agreement in accordance with the Price Allocation schedule (Exhibit H).

         17. GENERAL PROVISIONS.

              A. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the successors, assigns, personal representatives and heirs of the parties hereto, and upon execution by all parties, this Agreement shall be absolutely binding, non-assignable and fully enforceable.

              B. SEVERABILITY. In the event that any provision or portion of this Agreement is held to be unenforceable or invalid by any court of competent jurisdiction or arbitration tribunal, the validity and enforceability of the remaining provisions, or portions thereof, shall not be affected thereby and effect shall be given to the intent manifested by the provisions, or portions thereof, held to be enforceable and valid.

              C. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona.

              D. ARBITRATION. This Agreement shall be governed by the arbitration provisions set forth in the Escrow Agreement, which are hereby incorporated herein as if set forth fully in this Agreement.

              E. COUNTERPARTS. This Agreement may be executed in counterparts, and all counterpart signatures shall constitute the whole of this Agreement and be treated as the original Agreement.

              F. NOTICES. All notices, demands or other communications required or permitted to be given hereunder shall be in writing and shall be served upon the other party by personal delivery (including by any nationally-recognized overnight courier service) or by first-class, registered or certified mail, postage prepaid, with return receipt requested, addressed to the parties as follows:

                   To the SELLER:                  With a copy to:

                   Roger Major                     Monroe & Associates, P.C.
                   ___________________             Attn: Michael J. Monroe, Esq.
                   ___________________             6280 E. Pima Street
                                                   Tucson, Arizona  85712

                   To the BUYER:                   With a copy to:

                   Penge Corporation               _________________________
                   1930 Village Center Circle 3    _________________________
                   Suite 446                       _________________________
                   Las Vegas, NV 89134             _________________________

                   Notices given by personal delivery shall be deemed to have been given upon delivery to the appropriate address against receipt therefor (or upon refusal of acceptance); and notices given by first-class mail shall be deemed to have been given two (2) days after deposit in the U.S. mail. Each party may designate, from time to time, another address in place of the information set forth above by notifying the other parties in the same manner as provided in this paragraph. If the date of deemed delivery pursuant to this paragraph is not a business day, then any such notice or communication shall be deemed to have been given on the next business day thereafter.

              G. ATTORNEY'S FEES. In the event any action or proceeding is taken to enforce any of the terms or covenants set forth in this Agreement, the prevailing party shall be entitled to an award of reasonable attorney's fees and costs incurred, litigation expenses, expert witness fees and costs.

              H. INCORPORATION OF RECITALS. The Recitals are hereby incorporated in and made part of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have signed their names as of the date and year first above written.


SELLER:


 /s/ ROGER MAJOR
-------------------------------------
Roger Major



BUYER:

Penge Corporation


-------------------------------------       ------------------------------------
Kirk Fischer                                Jim Fischer

X /s/ KIRK FISCHER                          X /s/ JIM FISCHER
-------------------------------------       ------------------------------------
President                                   Vice President

                                   EXHIBIT G1

                          NON-COMPETE, CONFIDENTIALITY
                                       AND
                           NON-SOLICITATION AGREEMENT
                               (STEVEN SUTHERLAND)


         This Non-compete, Confidentiality and Non-solicitation Agreement (the "Non-compete Agreement") is entered into effective the 27th day of September, 2002, by and between STEVEN SUTHERLAND, ("Seller"), and PENGE CORPORATION located at 1930 Village Center Circle 3, Suite 446, Las Vegas, NV 89134 ("Buyer").

                                    RECITALS:

         A. Seller and Buyer entered into a Purchase Agreement, Receipt and Escrow Instructions dated August 14, 2002 (the "Escrow Agreement") in connection with the Seller's sale to Buyer and Buyer's purchase from Seller of Seller's stock in Major Trees, Inc., an Arizona corporation (the "Corporation"), operating as a Christmas tree wholesale business (the "Business"). The Escrow Agreement also provides for the sale of farm and residential real property and Business assets owned by Roger and Barbara Major ("Major") and used in connection with the Business.

         B. As an express condition of the Buyer's agreement to purchase the Assets as defined in the Escrow Agreement, Seller has agreed to provide this non-compete agreement to Buyer. A similar agreement will be provided to Buyer by Major. Breach by Buyer of the Escrow Agreement shall be deemed a breach of this Agreement thereby relieving Seller from the obligations of this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, the parties agree as follows:

         18. INCORPORATION OF RECITALS. The Recitals set forth above are hereby incorporated as terms of this Non-compete Agreement.

         19. NON-COMPETE AGREEMENT. In addition to all other agreements of the Seller set forth in the Escrow Agreement and any and all documents, exhibits, schedules and instruments referred to therein or attached thereto, Seller hereby agrees that beginning as of the Closing Date as defined in the Escrow Agreement, and for a period of five (5) years thereafter, Seller shall not own, operate, manage or become employed in, directly or indirectly, whether as an owner, partner, shareholder, member, investor, joint venturer, manager, advisor, consultant, employee or otherwise, any Christmas tree farm business, Christmas tree sale business or other business involving the farming, distribution and sale of any Christmas, Landscaping, or Nursery trees. The non-compete provisions herein shall apply in Arizona, Texas, New Mexico, California, and Nevada. Seller acknowledges that the non-compete restrictions, the time limit, and the geographic area described above are reasonable in all respects.

         20. NON-DISCLOSURE/CONFIDENTIALITY. From and after the date of Closing as defined in the Escrow Agreement, and for an indefinite period of time thereafter, Seller shall not disclose to any third party any proprietary or confidential information of or relating to the Business. Seller agrees not to disseminate any proprietary or confidential information regarding the Business to others. The preceding shall not apply to information that: (a) is, was or becomes generally known or available to the public or the industry other than as a result of a disclosure by Seller; (b) is subsequently obtained by Seller from an independent third-party source having no obligation of confidentiality to Buyer; or (c) is required to be disclosed by law. Seller shall advise Buyer in writing of any requests, including a subpoena or similar legal inquiry, to disclose any such confidential information such that Buyer can seek appropriate legal relief.

         For purposes of this Agreement, the term "Confidential Information" means:

              (a) any and all trade secrets concerning the Business, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing and distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), database technologies, systems, structures architectures processes, improvements, devices, know-how, discoveries, concepts, methods, information and any other information, however documented, of Seller that is a trade secret within the meaning of the Arizona trade secret law;

              (b) any and all information concerning the Business which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, contractors, agents, suppliers and potential suppliers, personnel training and techniques and materials, purchasing methods; and

              (c) any and all notes, analysis, compilations, studies, summaries and other material prepared by or for Seller containing or based, in whole or in part, upon any information included in the foregoing.


         21. NON-SOLICITATION. Seller agrees that it will not solicit, directly or indirectly, any customer of the Business to purchase Christmas trees from any source other than the Buyer, or any employee of Seller, the Business or any co-Seller to leave the employee's employment position with the Buyer.

         22. REDUCTION OF SCOPE AND SEVERABILITY. If a final judgment of a court or arbitrator of competent jurisdiction declares that any term or provision of this Non-compete Agreement is invalid or unenforceable, the parties agree that the court or arbitrator making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         23. GENERAL PROVISIONS.

              a) BINDING EFFECT. This Non-compete Agreement shall be binding upon and inure to the benefit of the successors, assigns, personal representatives and heirs of the parties hereto, and upon execution by all parties, this Non-compete Agreement shall be absolutely binding, non-assignable and fully enforceable.

              b) SEVERABILITY. In the event that any provision or portion of this Non-compete Agreement is held to be unenforceable or invalid by any court of competent jurisdiction or arbitration tribunal, the validity and enforceability of the remaining provisions, or portions thereof, shall not be affected thereby and effect shall be given to the intent manifested by the provisions, or portions thereof, held to be enforceable and valid.

              c) GOVERNING LAW. This Non-compete Agreement shall be governed by and construed in accordance with the laws of the State of Arizona.

              d) ARBITRATION. With the exception of Buyer's right to a temporary restraining order, a preliminary injunction or a permanent injunction, controversies under, or claims arising out of, or relating to this Agreement, or any breach thereof, shall be resolved by arbitration in accordance with the arbitration provisions set forth in the Escrow Agreement, which are hereby incorporated herein as if set forth fully in this Non-compete Agreement.

              e) COUNTERPARTS. This Non-compete Agreement may be executed in counterparts, and all counterpart signatures shall constitute the whole of this Non-compete Agreement and be treated as the original Non-compete Agreement.

              f) COMPENSATION. As consideration for the covenants in Section 2 of this Agreement, Buyer will compensate Seller in accordance with the Price Allocation schedule, Exhibit H, which is a part of this Agreement.

              g) NOTICES. All notices, demands or other communications required or permitted to be given hereunder shall be in writing and shall be served upon the other party by personal delivery (including by any nationally-recognized overnight courier service) or by first-class, registered or certified mail, postage prepaid, with return receipt requested, addressed to the parties as follows:

                   To the SELLER:                  With a copy to:
                   Steven Sutherland               Monroe & Associates, P.C.
                   5120 N. Indian Horse Trail      Attn: Michael J. Monroe, Esq.
                   Tucson, Arizona  85749          6280 E. Pima Street
                                                   Tucson, Arizona  85712



                   To the BUYER:                   With a copy to:
                   Penge Corporation               ________________________
                   1930 Village Center Circle 3    ________________________
                   Suite 446                       ________________________
                   Las Vegas, NV 89134             ________________________

              A. Notices given by personal delivery shall be deemed to have been given upon delivery to the appropriate address against receipt therefor (or upon refusal of acceptance); and notices given by first-class mail shall be deemed to have been given two (2) days after deposit in the U.S. mail. Each party may designate, from time to time, another address in place of the information set forth above by notifying the other parties in the same manner as provided in this paragraph. If the date of deemed delivery pursuant to this paragraph is not a business day, then any such notice or communication shall be deemed to have been given on the next business day thereafter.

              h) ATTORNEY'S FEES. In the event any action or proceeding is taken to enforce any of the terms or covenants set forth in this Non-compete Agreement, the prevailing party shall be entitled to an award of reasonable attorney's fees and costs incurred, litigation expenses, expert witness fees and costs.

         IN WITNESS WHEREOF, the parties hereto have signed their names as of the date and year first above written.

SELLER:

 /s/ STEVEN SUTHERLAND
------------------------------------

Steven Sutherland

BUYER:

Penge Corporation

------------------------------------        ------------------------------------
Kirk Fischer                                Jim Fischer

X /s/ KIRK FISCHER                          X /s/ JIM FISCHER
------------------------------------        ------------------------------------
President                                   Vice President

                                   EXHIBIT G2
                          NON-COMPETE, CONFIDENTIALITY
                                       AND
                           NON-SOLICITATION AGREEMENT
                            (ROGER AND BARBARA MAJOR)


         This Non-compete, Confidentiality and Non-solicitation Agreement (the "Non-compete Agreement") is entered into effective the 27th day of September, 2002, by and between ROGER MAJOR AND BARBARA MAJOR, husband and wife (collectively referred to as "Seller"), and PENGE CORPORATION located at 1930 Village Center Circle 3, Suite 446, Las Vegas, NV 89134 ("Buyer").

                                    RECITALS:

         A. Seller and Buyer entered into a Purchase Agreement, Receipt and Escrow Instructions dated August 14, 2002 (the "Escrow Agreement") in connection with the Seller's sale to Buyer and Buyer's purchase from Seller of certain farm real property, residential real property, tangible, intangible and mixed assets used by Seller in connection with a Christmas tree farm and sale business (the "Business") known as M7 Farms, a sole proprietorship owned by Seller. The Escrow Agreement also provides for the sale of the stock of Major Trees, Inc., an Arizona corporation (the "Corporation"), wholly owned by Steven Sutherland ("Sutherland") and certain customer information owned by Sutherland also used in connection with the Business.

         B. As an express condition of the Buyer's agreement to purchase the Assets as defined in the Escrow Agreement, Seller had agreed to provide this Non-compete Agreement to Buyer. A similar agreement will be provided to Buyer by Sutherland. Breach by Buyer of the Escrow Agreement shall be deemed a breach of this Agreement thereby relieving Seller from the obligations of this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, the parties agree as follows:

         24. INCORPORATION OF RECITALS. The Recitals set forth above are hereby incorporated as terms of this Non-compete Agreement.

         25. NON-COMPETE AGREEMENT. In addition to all other agreements of the Seller set forth in the Escrow Agreement and any and all documents, exhibits, schedules and instruments referred to therein or attached thereto, Seller, individually and jointly, hereby agree that beginning as of the Closing Date as defined in the Escrow Agreement, and for a period of five (5) years thereafter, Seller shall not own, operate, manage or become employed in, directly or indirectly, whether as an owner, partner, shareholder, member, investor, joint venturer, manager, advisor, consultant, employee or otherwise, any Christmas tree farm business, Christmas tree sale business or other business involving the farming, distribution and sale of any Christmas, Landscaping, or Nursery trees. The non-compete provisions herein shall apply in Arizona, Texas, New Mexico, California, and Nevada. Seller acknowledges that the non-compete restrictions, the time limit, and the geographic area described above are reasonable in all respects.

         26. NON-DISCLOSURE/CONFIDENTIALITY. From and after the date of Closing as defined in the Escrow Agreement, and for an indefinite period of time thereafter, Seller shall not disclose to any third party any proprietary or confidential information of or relating to the Business. Seller agrees not to disseminate any proprietary or confidential information regarding the Business to others. The preceding shall not apply to information that: (a) is, was or becomes generally known or available to the public or the industry other than as a result of a disclosure by Seller; (b) is subsequently obtained by Seller from an independent third-party source having no obligation of confidentiality to Buyer; or (c) is required to be disclosed by law. Seller shall advise Buyer in writing of any requests, including a subpoena or similar legal inquiry, to disclose any such confidential information such that Buyer can seek appropriate legal relief.

         For purposes of this Agreement, the term "Confidential Information" means:

              (d) any and all trade secrets concerning the Business, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing and distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), database technologies, systems, structures architectures processes, improvements, devices, know-how, discoveries, concepts, methods, information and any other information, however documented, of Seller that is a trade secret within the meaning of the Arizona trade secret law;

              (e) any and all information concerning the Business which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, contractors, agents, suppliers and potential suppliers, personnel training and techniques and materials, purchasing methods; and

              (f) any and all notes, analysis, compilations, studies, summaries and other material prepared by or for Seller containing or based, in whole or in part, upon any information included in the foregoing.


         27. NON-SOLICITATION. Seller agrees that it will not solicit, directly or indirectly, any customer of the Business to purchase Christmas trees from any source other than the Buyer, or any employee of Seller, the Business or any co-Seller to leave the employee's employment position with the Buyer.

         28. REDUCTION OF SCOPE AND SEVERABILITY. If a final judgment of a court or arbitrator of competent jurisdiction declares that any term or provision of this Non-compete Agreement is invalid or unenforceable, the parties agree that the court or arbitrator making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

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

         29. GENERAL PROVISIONS.

              a) BINDING EFFECT. This Non-compete Agreement shall be binding upon and inure to the benefit of the successors, assigns, personal representatives and heirs of the parties hereto, and upon execution by all parties, this Non-compete Agreement shall be absolutely binding, non-assignable and fully enforceable.

              b) SEVERABILITY. In the event that any provision or portion of this Non-compete Agreement is held to be unenforceable or invalid by any court of competent jurisdiction or arbitration tribunal, the validity and enforceability of the remaining provisions, or portions thereof, shall not be affected thereby and effect shall be given to the intent manifested by the provisions, or portions thereof, held to be enforceable and valid.

              c) GOVERNING LAW. This Non-compete Agreement shall be governed by and construed in accordance with the laws of the State of Arizona.

              d) ARBITRATION. With the exception of Buyer's right to a temporary restraining order, a preliminary injunction or a permanent injunction, controversies under, or claims arising out of, or relating to this Agreement, or any breach thereof, shall be resolved by arbitration in accordance with the arbitration provisions set forth in the Escrow Agreement, which are hereby incorporated herein as if set forth fully in this Non-compete Agreement.

              e) COUNTERPARTS. This Non-compete Agreement may be executed in counterparts, and all counterpart signatures shall constitute the whole of this Non-compete Agreement and be treated as the original Non-compete Agreement.

              f) COMPENSATION. As consideration for the covenants in Section 2 of this Agreement, Buyer will compensate Seller in accordance with the Price Allocation schedule, Exhibit H, which is a part of this Agreement.

              g) NOTICES. All notices, demands or other communications required or permitted to be given hereunder shall be in writing and shall be served upon the other party by personal delivery (including by any nationally-recognized overnight courier service) or by first-class, registered or certified mail, postage prepaid, with return receipt requested, addressed to the parties as follows:

                To the SELLER:                     With a copy to:
                M7 Farms; Roger and Barbara Major  Monroe & Associates, P.C.
                _____________________              Attn: Michael J. Monroe, Esq.
                _____________________              6280 E. Pima Street
                                                   Tucson, Arizona  85712

                To the BUYER:                      With a copy to:
                Penge Corporation                  _________________________
                1930 Village Center Circle 3       _________________________
                Suite 446                          _________________________
                Las Vegas, NV 89134                _________________________

                   Notices given by personal delivery shall be deemed to have been given upon delivery to the appropriate address against receipt therefor (or upon refusal of acceptance); and notices given by first-class mail shall be deemed to have been given two (2) days after deposit in the U.S. mail. Each party may designate, from time to time, another address in place of the information set forth above by notifying the other parties in the same manner as provided in this paragraph. If the date of deemed delivery pursuant to this paragraph is not a business day, then any such notice or communication shall be deemed to have been given on the next business day thereafter.

              h) ATTORNEY'S FEES. In the event any action or proceeding is taken to enforce any of the terms or covenants set forth in this Non-compete Agreement, the prevailing party shall be entitled to an award of reasonable attorney's fees and costs incurred, litigation expenses, expert witness fees and costs.

IN WITNESS WHEREOF, the parties hereto have signed their names as of the date and year first above written.

SELLER:

 /s/ ROGER MAJOR                             /s/ BARBARA MAJOR
------------------------------------        ------------------------------------
Roger Major                                 Barbara Major

BUYER:
Penge Corporation

------------------------------------        ------------------------------------
Kirk Fischer                                Jim Fischer

X /s/ KIRK FISCHER                          X /s/ JIM FISCHER
------------------------------------        ------------------------------------
President                                   Vice President

EXHIBIT H


                     MAJOR TREES / M7 FARMS PRICE ALLOCATION

              MAJOR TREES
              -----------
              Stock                                                  220,000
              Sutherland Consulting Agreement                         25,000
              Sutherland Non Compete Agreement                        30,000
              Goodwill                                                25,000
                                                                -------------
                                                                     300,000
              M7 FARMS
              --------
              Farm Land                                              295,000
              Farm Buildings                                          85,000
              Farm Equipment                                          90,000
              Inventory/Crops                                        100,000
              Major Consulting Agreement                              25,000
              Major Non Compete Agreement                             30,000
              Residence                                              250,000
              Goodwill                                                25,000
                                                                -------------
                                                                     900,000

                                                                =============
              Total                                               $1,200,000


                                                    [initials at bottom of page:
                                                          BM, RJM, JF, KJR, SCS]

                              AMENDED [handwritten]
                                    EXHIBIT H

                     MAJOR TREES / M7 FARMS PRICE ALLOCATION

MAJOR TREES
Stock                                             220,000
Sutherland Consulting Agreement                    25,000
Sutherland Non Compete Agreement                   30,000
Goodwill                                           25,000
                                          ----------------
                                                  300,000
M7 FARMS
Farm Land                                         295,000       295,000 [handwritten]
Farm Buildings                                     85,000        55,000 [handwritten]
Farm Equipment                                     90,000        10,000 [handwritten]
Inventory/Crops                                   100,000       210,000 [handwritten]
Major Consulting Agreement                         25,000        25,000 [handwritten]
Major Non Compete Agreement                        30,000        30,000 [handwritten]
Residence ? sold to Chandler/Leaseback
[handwritten]                                     250,000       275,000 [handwritten]
Goodwill                                           25,000             0 [handwritten]
                                          ----------------  --------------------------
                                                  900,000       900,000 [handwritten]

                                          ================
Total                                          $1,200,000


         Penge Corp / Major Trees has amended this exhibit H to reflect more accurate final numbers with agreement from M7 Farm / Roger Major.

     /s/ KIRK FISCHER                             /s/ ROGER MAJOR
------------------------------------        ------------------------------------
Kirk Fischer [handwritten]                  Roger Major [handwritten]



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